UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 3

Registration Statement under the Securities Act of 1933

XPLOSION INCORPORATED
(Exact name of registrant as specified in its charter)

NEVADA	2835	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 223 – 468 North Camden Drive, Beverly Hills, CA 90210

Telephone: 1-310-601-3080

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

GKL Registered Agents of Nevada, Inc.

3064 Silver Sage Dr., Suite 150, Carson City, NV 89701

Telephone: 775-841-0644

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy of communication to:

William L. Macdonald

Macdonald Tuskey Corporate & Securities Lawyers

Suite 409 – 221 W. Esplanade, North Vancouver, BC Canada V7M 3J3

Tel: 604-973-0582

Fax: 604-973-0579

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)

Common Stock to be offered	3,000,000	$1.00	$3,000,000	$347.70
Total Registration Fee				$347.70

___________

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated ___________________, 2017

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THIS IS ONLY A SUMMARY AND DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS, ESPECIALLY "RISK FACTORS" AND OUR FINANCIAL STATEMENTS AND THE RELATED NOTES INCLUDED IN THIS PROSPECTUS, BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK.

PROSPECTUS

Subject to Completion June _____, 2017

XPLOSION INCORPORATED

A NEVADA CORPORATION

OFFERING SHARES OF COMMON STOCK OF XPLOSION INCORPORATED

Offering Maximum of 3,000,000 Shares, Offering Price: $1.00, Minimum Individual Investment: 1,000 Shares

This prospectus relates to an aggregate of 3,000,000 shares of common stock of Xplosion Incorporated offered at $1.00 per share. This is a "best efforts" offering, which means that our directors and officers will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. Xplosion Incorporated, a Nevada corporation, offers for sale, on a self-underwritten basis, a maximum of 3,000,000 shares at a price of $1.00 per share in this offering. There is no minimum number of shares required to be sold to close the offering. However, each individual subscriber must purchase a minimum of 1,000 shares. The offering period will be open for 90 days and management at their sole discretion may terminate the offering at any time prior to the expiration of the initial 90 days of the offering. Management at their sole discretion may extend the period for an additional 90 days of the offering if not all 3,000,000 shares are sold at the end of the initial 90-day offering period. Proceeds from the sale of the shares will be used to fund the initial stages of the company’s marketing, sales and distribution plan designed to grow the business. This offering will end no later than five (5) months from the offering date. The offering date is the date by which this registration statement becomes effective. This is a direct participation offering since we, and not an underwriter, are offering the stock. There is no public market for the common stock and no assurance that a public market will develop by reason of this offering.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to be eligible for trading on the OTCQB tier of the electronic quotation system operated by OTC Markets. We do not yet have a market maker who has agreed to file such application.

This is our initial public offering. At the present time, we plan to offer the shares on a self-underwritten basis to qualified investors. The shares will be offered directly to qualified investors through our sole officer and director, Nicholas Galan, who will offer the shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in the Company.

At the present time the offering does not involve the participation of an underwriter or broker. No broker has been retained by us for the sale of the shares being offered. In the event a broker who may be deemed an underwriter is retained by us, we will file an amendment to our registration statement.

There is no public market for our shares and our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market.

We will pay for all expenses of this offering. The offering price may not reflect the market price of our shares after the offering. The shares will be offered and sold by our officers and directors without any discounts or other commissions.

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this offering, or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our common stock involves a high degree of risk. Our business and this offering is subject to many risks. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider all of the various Risk Factors described beginning on page 9 of this Prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. These securities may not be offered or sold until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is June 29 , 2017

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As used in this prospectus, the terms "we", "us", "our", “the company”, mean Xplosion Incorporated, unless otherwise Indicated. All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 9 of this Prospectus and the “Management's Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

Prospectus Summary

Prospective investors are urged to read this prospectus in its entirety.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

Corporate Background:

We were incorporated in the State of Nevada on October 6, 2015. We are a development stage company engaged in the sales, marketing and distribution of innovative lifestyle enhancement products and complimentary goods that target millennials and progressive thinkers of Generation X and Y. On December 7, 2015, we entered into an Exclusive Global Rights Agreement with Interactive Holdings Limited pursuant to which we acquired the exclusive global distribution license for the sales, marketing and distribution of the Sayber X line of self-stimulation devices for men and couples. Our initial flagship products are the Sayber X automated self-stimulation device for men and the X-Ring controller, which together anchor our first lifestyle enhancement offering being the current Sayber X line of products. The Sayber X is a wearable, automated, blue tooth and software integrated sexual stimulation device which enables the user to engage in self-stimulation either alone, or with a partner using the X-Ring controller remote control device and related software.

From October 6, 2015 (date of inception) to the year ended October 31, 2016, we had no revenues and realized a net loss of $362,941. As at April 30, 2017, we had realized revenues of $327,684 and an accumulated deficit of $457,372. We intend to generate our revenues from the distribution of our products to sub-distributors, wholesalers, and/or third party retailers, as well as from the direct sale of our products to consumers via various online platforms or third-party websites. Payment for our direct on-line sales will be made through our online integrated shopping cart that accepts a wide range of online payment methods, including PayPal and credit cards. As at October 31, 2016 and April 30, 2017, we had total assets of $625,396 and $690,056, respectively. Over the next 12 months, we intend to accelerate the marketing and sale of our Sayber X line of products. We also intend to develop or acquire more lifestyle enhancement products to add to our overall offering.

Our executive offices are currently located at Suite 223 – 468 North Camden Drive, Beverly Hills, CA 90210. Our phone number is 1-310-601-3080. Our fiscal year end is October 31. Our registered and records office is the address of our corporate resident agent in Nevada, GKL Registered Agents/Filings, Inc., located at 3064 Silver Sage Drive, Suite 150, Carson City, NV 89701 (Telephone: 1 (775) 841-0644, Facsimile 1 (775) 841-2065.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern.

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The Offering:

Please see the Plan of Distribution section at page 17 of this prospectus for a detailed explanation of how the common shares may be sold.

Securities being offered by the Company, common stock, par value $0.001	3,000,000 shares of common stock, par value $0.001 (the “Common Stock”).

Offering price per share by the Company	$1.00 per share of common stock.

Number of shares outstanding before the offering of common shares	49,487,600 shares of common stock as of the date hereof.

Number of shares outstanding after the offering of common shares if all the shares being offered are sold	52,487,600 shares of common stock will be issued and outstanding after this offering is completed if all the shares being offered are sold.

Minimum number of shares to be sold in this offering	1,000 shares of common stock

Minimum Subscription Amount	Subscribers must purchase a minimum of 1,000 shares of common stock to participate in the Offering

Market for the common shares

There is no public market for the common shares. The price per share of common stock is $1.00. Xplosion may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds	Xplosion will receive all proceeds from the sale of the common stock. See “Use of Proceeds” section for details.

Termination of the offering

The offering will conclude upon the earlier to occur of: (i) the sale of all 3,000,000 shares of common stock, or (ii) 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Xplosion may at its discretion extend the offering for an additional 90 days.

Other terms of the offering

The Company’s sole officer and director will sell the common stock upon effectiveness of this registration statement. This is a BEST EFFORTS OFFERING. Accordingly, as shares are sold we will use the money raised for our business. We cannot be certain that we will be able to sell enough shares to sufficiently fund our operations.

Financial Summary Information

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management’s Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

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Income Statement Data

	Three Months ended April 30, 2017	Six Months ended April 30, 2017	Year Ended October 31, 2016		October 6, 2015 (Inception) to October 31, 2015
Revenues	$327,684	$327,684	$	Nil	$	Nil
Operating Expenses	$81,399	$172,216		$373,507		$2,572
Net Loss	$4,848	$94,431		$360,369		$2,572
Net Loss Per Share	$0.00	$0.00		$0.01		$0.01

Balance Sheet Data

	Six Months ended April 30, 2017	Year Ended October 31, 2016	October 6, 2015 (Inception) to October 31, 2015
Working Capital	$155,969	$112,902	$173,688
Total Assets	$690,056	$625,396	$176,244
Total Current Assets	$423,387	$308,729	$176,244
Total Liabilities	$267,418	$195,827	$2,556
Total Current Liabilities	$267,418	$195,827	$2,556

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

(A)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)	the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

Section 404(a)of Sarbanes Oxley requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. Section 404(b) of Sarbanes Oxley requires that the registered accounting firm of the Issuer shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley.

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As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

RISK FACTORS

Before making an investment decision, prospective investors should carefully consider, along with other matters referred to in this prospectus, the following risk factors, which have set forth all of the material risks inherent in and affecting our business and this offering. Please consider the following risk factors before deciding to invest in our common stock:

Risks Associated with Our Business

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We incurred a net loss of $362,941 from October 6, 2015 (Date of Inception) through October 31, 2016. As at April 30, 2017 we had an accumulated deficit of $457,372, cash of $3,100 and prepaid expenses of $156,803. During the 12-month period beginning April 1, 2017, we intend to rely on funding available to us from shareholders of our Company to satisfy our financial requirements to the extent that they exceed available cash and cash equivalents. We are in the development stage and have yet to attain profitable operations and in their report on our financial statements for the year ended October 31, 2016 our independent auditors included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors.

If we are unable to obtain financing in the amounts and on terms and dates acceptable to us, we may not be able to execute our business plan, and so may be forced to modify, scale back or cease operations, and you could lose your entire investment.

We require approximately $3,000,000 to carry out our planned business activities over the next 12 months and had approximately $3,100 in cash on hand as of April 30, 2017. To satisfy our financial requirements during the 12-month period beginning April 1, 2017, we intend to rely initially on the proceeds from the offering being registered in this prospectus, and on any revenues from the sale of our products, if any. We do not currently have any other arrangements for additional financing. We will have to raise additional funds for the development of our business and the marketing of our products. Such additional funds may be raised through the sale of additional stock, stockholder and director advances and/or commercial borrowing. There can be no assurance that a financing will continue to be available if necessary to meet these continuing development costs or, if the financing is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us will result in a significant dilution in the equity interests of our stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may not be able to execute our business plan, and so may be forced to modify, scale back or cease our operations, and you could lose your entire investment. In the event we are unable to secure additional capital, based upon our current cash position, and without considering potential revenues from the sale of our products, we estimate that we will be able to sustain nominal operations for a period of 12 months from the date of this prospectus.

We will depend on third parties to manufacture our products and develop our business, and therefore, if they do not perform, or are unwilling to participate we may not be able to effectively market and sell our products.

To generate significant sales volume and repeat purchases by individuals and retailers, which we believe are crucial to obtaining sufficient revenues, we must maintain adequate inventory, and establish customer trust in the quality and safety of our products, and timeliness of our product shipping. If for any reason any of our suppliers fails to perform, we may not be able to service our customers effectively and thereby may lose customers or damage our reputation. In addition, the success of our business requires that we establish relationships with professionals in strategic regions around the world who can, through their expertise, source and nurture relationships to develop our business. If we are unable to establish such relationships, we may be unable to procure goods or on terms acceptable to us, and our business may fail.

We will pay significant royalties on gross profits derived from the sale of our products, which will reduce our gross margin and may delay or limit the growth of our business.

In order to acquire the exclusive global distribution license for the sales, marketing and distribution of the Sayber X line of products, in addition to other consideration, we have agreed to pay to the shareholders of our licensor, Interactive Holdings Limited, a royalty equal to 15% of our gross annual profits derived from the sale of products licensed by Interactive Holdings, or which originate from Interactive Holdings. We have also agreed to pay to Throb LLC, a marketing consultant instrumental in the development of our business, 8.5% of our gross profit derived during the 9 months ending August 8, 2017 from the sale of Sayber X products in North America, or from any information (such as mailing lists, vendor referrals or similar information) supplied by the consultant during the provision of services. Because of our aforementioned royalty obligations, our gross margin (the difference between revenues and the costs of goods sold) will be reduced, which will limit the capital available to us to pay our liabilities, reinvest in our business, or pay dividends to our shareholders. Our royalty obligations may therefore delay or limit the growth potential of our business, and make our business less attractive to potential equity investors or lenders.

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We may not be able to compete effectively against other companies that have existed for a longer period and have greater financial resources.

We compete in a market that is highly competitive and expect competition to intensify in the future. We will seek to compete with a variety of developing and established companies, including those specialized exclusively in the sale of personal sexual wellness products like our initial product offering the Sayber X, as well as those engaged in the sale of broader portfolios of lifestyle enhancement products that target millennials and progressive thinkers of Generation X and Y. Many of our prospective competitors have significantly greater financial, technical, and marketing resources than our company, and many have established consumer brands, preferential supplier relationship, and developed retail distribution networks, both traditional and online.

We may not be able to compete successfully against these competitors. If we are unable to effectively compete in the sexual wellness and adult lifestyle markets, our results would be negatively affected, we may be unable to implement our business plan, and our business may ultimately fail.

Our products or our company may be subject to product liability claims which may be detrimental to our reputation and financial condition.

Although we are a distributor and not a manufacturer of products, and therefore not directly responsible for potential flaws or defects in any of the goods which we intend to sell, we may become implicated in product liability claims as a result of alleged or actual harm related to the use of our products by end users. Whether we are directly implicated as a named defendant in such a civil claim, or indirectly implicated by association as a product distributor, we may suffer reputational and economic harm to the extent that the safety or quality of our products is called into question. Additionally, if we are directly named as a defendant in such a civil claim, we expect to incur significant legal expense and, if we our held responsible for injury arising from any of our products, significant additional financial liability. Although we intend to carry product liability insurance to safeguard against potential claims, any such claims could irreparably harm our reputation, our financial condition, and ultimately cause our business to fail.

We expect to be directly affected by fluctuations in the general economy.

Demand for discretionary lifestyle enhancement products is affected by the general global economic conditions. When economic conditions are favorable and discretionary income increases, purchases of non-essential items like our proposed products generally increase. When economic conditions are less favorable, product sales decline in kind. In addition, we may experience more competitive pricing pressure during economic downturns. Therefore, any significant economic downturn or any future changes in consumer spending habits could have a material adverse effect on our financial condition and results of operations.

We expect our products to be subject to changes in customer taste.

The markets for our products are subject to changing customer tastes and the need to create and market new products. Demand for products targeting lifestyle tastes and choice is influenced by the popularity of certain themes, cultural and demographic trends, marketing and advertising expenditures and general economic conditions. Because these factors can change rapidly, customer demand also can shift quickly. Some goods appeal to customers for only a limited time. The success of new product introductions depends on various factors, including product selection and quality, sales and marketing efforts, timely production and delivery and customer acceptance. We may not always be able to respond quickly and effectively to changes in customer taste and demand due to the amount of time and financial resources that may be required to bring new products to market. The inability to respond quickly to market changes could have a material adverse effect on our financial condition and results of operations.

If we are unable to successfully manage growth, our operations could be adversely affected, and our business may fail.

Our progress is expected to require the full utilization of our management, financial and other resources. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no assurance that management will be able to manage growth effectively.

Because we do not have sufficient insurance to cover our business losses, we might have uninsured losses, increasing the possibility that you may lose your investment.

We may incur uninsured liabilities and losses as a result of the conduct of our business. We do not currently maintain any comprehensive liability or property insurance. Even if we obtain such insurance in the future, we may not carry sufficient insurance coverage to satisfy potential claims. We do not carry any business interruption insurance.

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We may have liabilities to affiliated or unaffiliated third parties incurred in the regular course of our business.

We plan to do business with third party vendors, customers, suppliers and other third parties and thus we are always subject to the risk of litigation from customers, employees, suppliers or other third parties because of the nature of our business. Litigation could cause us to incur substantial expenses and, negative outcomes of any such litigation could add to our operating costs which would reduce the available cash from which we could fund our ongoing business operations.

Our market is characterized by rapid technological change, and if we fail to develop and market new technologies rapidly, we may not become profitable in the future.

Although we believe that our Sayber X product offering is the forefront of popularly available technology, this industry sector is characterized by rapid technological change that could ultimately render our flagship product offering generic or obsolete. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

Our manufacturing, sales and distribution networks are vulnerable to interruption and damage that may be costly and time-consuming to resolve and may harm our business and reputation.

A disaster could interrupt the manufacturing, sales, or distribution of our products for an indeterminate length of time and severely damage our business, prospects, financial condition and results of operations. The systems and operations of our third party contractors and our company are vulnerable to damage or interruption from fire, floods, network failure, hardware failure, software failure, power loss, telecommunication failures, break-ins, terrorism, war or sabotage, computer viruses, denial of service attacks, penetration of our network by unauthorized computer users and “hackers” and other similar events, and other unanticipated problems.

We may not have developed or implemented adequate protections or safeguards to overcome any of these events. We may also not have anticipated or addressed many of the potential events that could threaten or undermine our technology network. Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data or render us unable to provide services to our customers. In addition, if anyone can circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations. Our insurance, if any, may not be adequate to compensate us for all the losses that may occur as a result of a catastrophic system failure or other loss, and our insurers may decline to do so for a variety of reasons.

If we fail to address these issues in a timely manner, we may lose the confidence of our customers, and our revenue may decline and our business could suffer.

Although we have definitive agreements in place with our key contractors, the loss of their services would disrupt our operations and interfere with our ability to compete.

We will depend upon the continued contributions of our key contractors, Andrew Smith and James Proctor. Our contractors possess specific industry knowledge and will assume responsibility for the administration and development of our business. We do not carry key person life insurance on our contractors and the loss of their services could disrupt our operations and interfere with our ability to compete. If either Mr. Smith or Mr. Proctor terminates their relationship with our Company, our ability to implement our business plan and establish profitable operations may be undermined.

Our sole officer and director will allocate some portion of his time to other businesses thereby causing conflicts of interest in his determination as to how much time to devote to our affairs as well as other matters.

Nicholas Galan, our current sole executive officer and director, resides in the Philippines and is not required to commit his full time to our affairs, which could create a conflict of interest when allocating his time between our operations and his other commitments. He is not obligated to devote any specific number of hours to our affairs, but it is estimated that he will devote approximately 20 hours per week on our business.

Mr. Galan is an entrepreneur and is involved in other ventures in fields that do not compete with our business. However, if his other activities require him to devote more substantial amounts of time to them, it could limit his ability to devote time to our affairs and could have a negative impact on our ability to pursue our business plan. Additionally, Mr. Galan and future company officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure anyone that these conflicts will be resolved in our favor.

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We depend on uncompensated executives to implement our business plan.

We have not paid any salary to Mr. Galan for his services to the Company. We intend to compensate him when we generate revenues. However, there is no guarantee that we will be able to generate revenues or that Mr. Galan will continue to serve our Company until it generates revenues. If Mr. Galan chooses to leave the Company, our plan of operations will be materially delayed.

As there is only a nominal minimum purchase requirement in connection with this offering, we may not receive enough capital to implement our business plan.

Our Company is only required to sell a minimum of 1,000 common shares in this Offering and will receive all proceeds from the sale of the common stock. If we are able to only sell a small portion (under 25% of the 3,000,000 shares – see “use of proceeds”) or no shares at all, we may not be able to start the implementation our business plan and it may not be sufficient to defray the costs of this offering.

We may be Subject to Payments-Related Risks

We intend to accept payments using a variety of methods, including credit card, debit card, credit accounts (including promotional financing), gift certificates, direct debit from a customer’s bank account, consumer invoicing, physical bank check and payment upon delivery. As we plan to offer new payment options to our customers, we may be subject to additional regulations, compliance requirements, and fraud. For certain payment methods, including credit and debit cards, we would pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We will rely on third parties to provide payment processing services, including the processing of credit cards, debit cards, electronic checks, and promotional financing, and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We also will be subject to payment card association operating rules, including data security rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, or if our data security systems are breached or compromised, we may be liable for card issuing banks’ costs, subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from our customers, process electronic funds transfers, or facilitate other types of online payments, and our business and operating results could be adversely affected. If one or more of these agreements are terminated and we are unable to replace them on similar terms, or at all, it could adversely affect our operating results.

Our products are subject to imitation and duplication by competitors, which we may be unable to prevent.

We are advised that the licensor of our flagship Sayber X and X Ring devices intends to seek both patent and trademark protection to reduce potential duplication or imitation of the Sayber X and X Ring devices by future competitors. However, even if our licensor is successful in obtaining such patent or trademark protection, which is not guaranteed, those protections alone will be insufficient to prevent copying or passing off by third parties. We may be unable to devote sufficient legal resources to the enforcement of any intellectual property rights awarded to our licensor, and may therefore lose market share to competitors who may produce similar or identical products to our own at a lower cost. If our licensor is unable to secure any intellectual property protection, our vulnerability to third party imitators will increase significantly, which would make our business uncompetitive.

Third parties claiming that we infringe their proprietary rights could cause us to incur significant legal expenses and prevent us from selling our products.

As the number of lifestyle enhancement products we offer increases and the functionality of these products may further overlap, we believe that we may become increasingly subject to infringement claims, which could include patent, copyright and trademark infringement claims. Any such claim, with or without merit, could:

•	be time consuming to defend;
•	result in costly litigation;
•	divert management’s attention from our core business;
•	require us to stop selling, delay providing or redesign our product; and
•	require us to pay monetary amounts as damages, for royalty or licensing arrangements.

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Because our principal assets are intangible, and our sole director and officer resides outside of the United States, it may be difficult for you to enforce your rights based on U.S. Federal Securities Laws against us or our sole officer and director, or to enforce U.S. Court Judgments against us or our sole officer and director in the Republic of the Philippines.

Our sole officer and directors resides in the Republic of the Philippines. In addition, although we are a Nevada corporation, our primary assets are intangible, and any inventory we acquire will be located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or in the Republic of the Philippines, and, even if civil judgments are obtained in U.S. courts, to enforce such judgments against our sole officer and director in courts of the Republic of the Philippines. Further, it is unclear whether extradition treaties now in effect between the United States and the Republic of the Philippines would permit effective enforcement against us or our sole officer and director of criminal penalties, under the U.S. Federal securities laws or otherwise.

Risks Associated with Our Common Stock

The offering price of the shares was arbitrarily determined, and therefore should not be used as an indicator of the future market price of the securities.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $1.00 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of our company. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

Investing in our company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered shares is very speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire investment. The business objectives of the company are also speculative and we may be unable to satisfy those objectives. Shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

New shareholders will incur substantial price dilution of $0.9405 or more per share as a result of this offering.

Our existing shareholders acquired their shares at an average cost of $0.001 per share, which is substantially less than the price of $1.00 per share to be paid by new investors in this offering. Accordingly, the offering price is substantially higher than the book value per share of our outstanding common stock. As a result, an investor who acquires shares of common stock in this offering will incur immediate and substantial dilution of approximately $0.9405 per share (assuming 100% of the offering is sold), $0.9683 per share (assuming 50% of the offering is sold), or greater (if less than 50% of the offering is sold). See "Dilution" for a more detailed description of how new shareholders will incur dilution.

Shareholders may be diluted significantly through our efforts to obtain financing, satisfy obligations, and/or complete acquisitions through the issuance of additional shares of our common stock or other securities.

Wherever possible, our Board will attempt to use non-cash consideration to satisfy our obligations. The non-cash consideration may consist of restricted shares of our common stock, convertible debt, or other securities. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders. We anticipate we may need to continue to rely on equity sales of our common stock in order to fund our near-term business operations. If we issue additional stock, investors’ percentage interests in us will be diluted. The result of this could reduce the value of current investors’ stock. Please also see page 18 of this prospectus – Dilution for more detail.

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Additionally, moving forward, we may attempt to conduct acquisitions and/or mergers of other entities or assets using our common stock or other securities as payment for such transactions. Our Board has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock and preferred stock with various preferences and other rights. If such transactions occur, this may result in substantial dilution of the ownership interests of existing shareholders, and dilute the book value of our common stock.

Our sole officer and director has control over key decision making as a result of his control of a majority of our common stock.

Nicholas Galan, our sole officer and director, currently holds approximately 81.33% of our issued and outstanding shares of Common Stock, and accordingly, Mr. Galan will be able to control the policies of the Company and the Board of Directors. Following completion of the offering, Management will still own at least 76.68% of the outstanding shares of our common stock, assuming the maximum offering is achieved. Accordingly, Mr. Galan will retain control of management policies, and of the Board of Directors for the foreseeable future. Additionally, in the event that Mr. Galan controls our company at the time of his death, control may be transferred to a person or entity that he designates as his successor. As a board member and officer, Mr. Galan owes a fiduciary duty to our stockholders and must act in good faith in a manner he reasonably believes to be in the best interests of our stockholders. As a stockholder, even a controlling stockholder, Mr. Galan is entitled to vote his shares in his own interests, which may not always be in the interests of our stockholders generally.

We do not expect to pay dividends in the foreseeable future.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

In the event that the company’s shares are traded, they will most likely trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of the company’s shares.

In the event that our shares are traded, and our stock will most likely trade below $5.00 per share, and our stock will therefore be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Our common stock will probably be considered to be a “penny stock” and will subject to the additional regulations and risks of such a security. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights of our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains a specific provision that eliminates the liability of our directors and officers for monetary damages to our company and shareholders. Further, we are prepared to give such indemnification to our directors and officers to the extent provided for by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock may become publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

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We will incur increased costs and compliance risks as a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company prior.

Our business will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and FINRA. We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop or be sustained after this Offering. After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTCQB. We must satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the OTCQB or a public market for our common stock may not materialize if it becomes quoted.

If our securities are not eligible for initial or continued quotation on the OTCQB or if a public trading market does not develop, purchasers of the common stock in this Offering may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

Because our common stock is not registered under the securities exchange act of 1934, as amended, we will not have reporting obligations under section 16 of the securities exchange act of 1934, as amended, in addition, our reporting obligations under section 15(d) of the securities exchange act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day or our fiscal year. Further, we will not be subject to section 14 of the exchange act.

So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file there under.

Our reporting obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

14

Further, although, upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this Offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of their investment.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the OTCQB following this Offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

☐	variations in quarterly operating results;

☐	our announcements of significant contracts and achievement of milestones;

☐	our relationships with other companies or capital commitments;

☐	additions or departures of key personnel;

☐	sales of common stock or termination of stock transfer restrictions;

☐	changes in financial estimates by securities analysts, if any; and

☐	fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

15

We determined the price of the shares of our common stock to be sold pursuant to this prospectus based on several factors; however, such price does not reflect any actual market price for the securities. Consequently, there is an increased risk that you may not be able to re-sell our common stock at the price you bought it for.

The initial offering price of $1.00 per share of the common stock offered pursuant to this prospectus is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this Offering. If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

Because we do not intend to pay any dividends on our common stock; holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any May 30.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company”, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

SECURITIES AND EXCHANGE COMMISSION’S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

THE OFFERING

This prospectus relates to the registration of a total of 3,000,000 unissued shares of common stock of Xplosion Incorporated which will be offered at $1.00 per share. This is a "best efforts" offering, which means that we will use our best efforts to sell the common stock and there is no commitment by any person to purchase any shares. Xplosion Incorporated., a Nevada corporation, offers for sale, on a self-underwritten basis, a maximum of 3,000,000 shares at a price of $1.00 per share in this offering. The minimum individual subscription amount is 1,000 shares. The offering period will be open for 90 days and management at their sole discretion may terminate the offering at any time prior to the expiration of the initial 90 days of the offering. Management at their sole discretion may extend the period for an additional 90 days of the offering if not all 3,000,000 shares are sold at the end of the initial 90-day offering period. Proceeds from the sale of the shares will be used to fund the initial stages of the company’s marketing plan to grow the business. This offering will end no later than five (5) months from the offering date. The offering date is the date by which this registration statement becomes effective. This is a direct participation offering since we, and not an underwriter, are offering the stock. There is no public market for the common stock and no assurance that a public market will develop by reason of this offering.

16

Our offering price of $1.00 per share was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such. We intend to make an application for quotation, through a market maker, to file a 15c-211 with the FINRA, and apply to the OTC Markets Group to have our shares quoted on its OTCQB quotation service following our registration statement becoming effective. As of the date of this registration statement, our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Please see the Plan of Distribution section at page 17 of this prospectus for a detailed explanation of how the common shares may be sold.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

PLAN OF DISTRIBUTION

49,487,600 common shares are issued and outstanding as of the date of this prospectus. The Company is offering a maximum of 3,000,000 shares of its common stock on a best efforts basis at a fixed price of $1.00 per share and any funds raised from this offering will be immediately available to us for our use. The minimum individual subscription amount is 1,000 shares. There will be no refunds. The offering will terminate upon the earlier to occur of: (i) the sale of all 3,000,000 shares; or (ii) 90 days from the date of this prospectus, and may be extended for an additional 90 days if we choose to do so. In the case we extend the offering for an additional 90 days, we will inform our investors by filing a post-effective amendment

All money we receive from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

Only after the Securities and Exchange Commission declares our registration statement effective do we intend to distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in our Company and in a possible investment in the offering.

We intend to sell the shares in this offering through our President, Chief Executive Officer and Director Nicholas Galan. He will not receive any compensation for offering or selling the shares.

Once the registration statement is effective Nicholas Galan will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will attempt to sell them the shares. Upon being declared publicly reporting and upon completion of this Offering, we may consult with financial advisors to explore additional means of raising capital, including potentially by selling additional shares.

Mr. Galan is relying on Rule 3a4-1 of the Securities Act of 1934 to offer the company’s shares without registering as brokers. Mr. Galan is able to rely on Rule 3a4-1 of the Securities Act of 1934 due to the fact that he is: (a) not subject to statutory disqualification pursuant to section 3(a)(39) of the Securities Act of 1933; (b) not compensated in connection with his participation by the payment of commissions or other payments based either directly or indirectly on the offering; (c) not an associated person of a broker dealer; (d) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; (e)not a broker or dealer, or has been a broker or dealer, within the preceding 12 months; and (f) both do not participate in selling an offering of securities for any issuer more than once every 12 months.

17

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The proceeds from the sale of the new shares being offered (up to a maximum of 3,000,000 will vary depending on the total number of shares actually sold in the offering. If all 3,000,000 shares offered hereunder are sold, there would be a total of 52,487,600 common shares issued and outstanding. If the maximum 3,000,000 shares are sold the gross proceeds will be $3,000,000. Adding the offering proceeds to the net tangible book value of $155,969 as at April 30, 2017, less our estimated offering expenses of $50,000, our total net tangible book value would be $3,105,969. Dividing our net tangible book value by the number of shares outstanding after the sale of the maximum offering results in a per share net tangible book value of approximately $0.0591.

Therefore, the shareholders who purchase shares in this offering will suffer an immediate dilution in the book value of their shares of approximately $0.9409 per share, representing a decrease of approximately 94.08%, and our present shareholders will receive an immediate book value increase of approximately $0.0559 per share.

The following table demonstrates two scenarios to illustrate the per share dilution effect of the offering of the new shares. The first scenario assumes the completion of this offering by the sale of 50% of the maximum of 3,000,000 shares (1,500,000 shares sold) of common stock for proceeds of $1,500,000, and the second scenario assumes the completion of the maximum offering of 3,000,000 shares of common stock for proceeds of $3,000,000.

	50% 1,500,000 shares	100% (Maximum) 3,000,000 shares

Initial public offering price per share	$1.00	$1.00

Net tangible book value per share as April 30, 2017	$0.0032	$0.0032

Increase in net tangible book value per share attributable to new investors	$0.0283	$0.0559

Net tangible book value per share after offering	$0.0315	$0.0591

Dilution per share to new investors	$0.9685	$0.9409

Dilution will be increased by the amount of our operating losses for the period from April 30, 2017, to the closing date of the offering being made by this prospectus.

The following table is a comparison of the public contribution to our Company under the proposed public offering and the effective cash contribution of our officers, directors, promoters, and affiliated persons(as applicable)during the period from our inception (October 6, 2015) through until the date of this Registration Statement:

	Contribution of Officers, Directors, Promoters, and Affiliates Prior to the Offering	Prospective Contribution of Investors in this Offering: Assuming 50% Completion	Prospective Contribution of Investors in this Offering Assuming 100% Completion

Common Shares Purchased	40,250,100	1,500,000	3,000,000

Consideration of Common Shares Purchased (Cash)	$176,260	$1,500,000	$3,000,000

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USE OF PROCEEDS

Our offering is being made on a self-underwritten best efforts basis. A minimum number of 1,000 shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The following table sets forth the uses of proceeds assuming the sale of 10%, 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. We expect the offering expenses will be approximately $50,000 and we intend to use proceeds from the offering to pay for such expenses.

	If 10% of Shares Sold	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold

Gross proceeds	$300,000	$750,000	$1,500,000	$2,250,000	$3,000,000

OFFERING EXPENSE	50,000	50,000	50,000	50,000	50,000

WEBSITE AND PRODUCT DEVELOPMENT
Website Development and Testing	25,000	25,000	50,000	100,000	150,000
Webservers / Hosting	2,500	2,500	5,000	25,000	50,000
Marketing & Advertising	75,000	225,000	600,000	850,000	1,225,000
Inventory	75,000	150,000	400,000	500,000	750,000
Salaries and Consulting Fees		75,000	150,000	250,000	250,000
New Product Research and Development	-	-	-	-	50,000
Total	$227,500	$527,500	$1,255,000	$1,775,000	$2,525,000

ADMINISTRATION EXPENDITURES
Professional Fees	50,000	50,000	50,000	75,000	125,000
Office, phone and Admin	1,500	2,500	20,000	20,000	50,000
Filing Expense (EDGAR, Nevada, etc.)	3,500	3,500	3,500	3,500	3,500
Employees	-
Total	$55,000	$56,000	$73,500	$98,500	$178,500

CONTINGENCY/WORKING CAPITAL	$17,500	$166,500	$171,500	$376,500	$296,500
TOTALS	$300,000	$750,000	$1,500,000	$2,250,000	$3,000,000

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;

•	contains the toll-free telephone number for inquiries on disciplinary actions;

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•	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•	contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

•	the bid and ask prices for the penny stock;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

•	the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

•	a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. A securities broker will be able to advise regarding which states have an exemption for secondary sales of our common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

As at the date of this Prospectus there were 49,487,600 issued and outstanding shares of our common stock that are held by 6 holders of record.

Common Stock

Our authorized capital includes 300,000,000 shares of common stock, par value of $0.001, all of which shall be entitled to voting power.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

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Preferred Stock

Our authorized capital includes 100,000,000 preferred shares with par value of $0.001. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in Nevada Revised Statutes (NRS) 78.195 and 78.1955), as may be amended from time to time, our Board of Directors may create sub-classes or series of our preferred shares, and may fix and determine the designations, rights, preferences, or other variations attached to those preferred shares. We may issue preferred shares for such consideration as may be fixed by our Board of Directors,

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants and Options

As of the date of this Prospectus, there are no warrants to purchase shares of our common stock and no options to purchase shares of our common stock outstanding.

Convertible Securities

We have not issued any securities convertible into shares of our common stock or granted any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Experts

Our audited financial statements for the period of inception, October 6, 2015, to October 31, 2015, and for the year ended October 31, 2016, have been included in this Prospectus in reliance upon Green and Company, CPAs an independent registered public accounting firm, as experts in accounting and auditing.

DESCRIPTION OF BUSINESS

Forward-Looking Statements

This Prospectus contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “will”, “may”, “anticipates”, “believes”, “should”, “intends”, “estimates” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our intellectual property; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise.

Our Company and Our Business

We were incorporated in the State of Nevada on October 6, 2015. We are a development stage company engaged in the sale, marketing and distribution of innovative lifestyle enhancement products and complimentary goods that target millennials and progressive thinkers of Generation X and Y. We have acquired URL addresses at www.xplosionincorporated.com and www.xplosionx.com. We plan to generate our revenues from the distribution of our products to sub-distributors, wholesalers, and/or third party retailers, as well as from the direct sale of our products to consumers via the websites www.xplosionx.com, in some cases via link to the manufacturer website at www.SayberX.com, or via various other online affiliate or third-party websites. Payment for our direct on-line sales is to be made through online integrated shopping carts that accept a wide range of online payment methods, including PayPal and credit cards. Our flagship products are the Sayber X automated self-stimulation device for men and the X-Ring controller, which together anchor our first lifestyle enhancement offering being the complete Sayber X line of products. The Sayber X is a wearable, automated, blue tooth and software integrated sexual stimulation device which enables the user to engage in self-stimulation either alone or with a partner using the X-Ring controller remote control device and related software.

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On December 7, 2015, we entered into an Exclusive Global Rights Agreement with Interactive Holdings Limited pursuant to which we acquired the exclusive global distribution license for the sales, marketing and distribution of the Sayber X line of products for men and couples. The agreement was subsequently amended on July 27, 2016. In consideration of the license, we paid an aggregate of $400,000, plus an additional $100,000 (paid in two $50,000 tranches) which was advanced entirely as an interest bearing loan to Interactive Holdings Limited, with the $500,000 total funding provided to be used to finance the development and commercialization of the Sayber X and X Ring. The loan portion of the investment will accrue interest at the rate of 2% per month, subject to applicable default interest should the principal and accrued interest due not be paid at the maturity (due) date. The loan was due January 31, 2017 and is currently in default. Interest has been calculated in accordance with the default provisions of the loan agreement – 10% for the first 30 days of default; 15% for the second 30 days of default; and 20% for the third 30 days of default.

The initial term of the license is four years with an end date of December 31, 2019, following which we will have a right of first refusal to purchase an additional 5 year license exercisable by giving notice to the licensor not less than 90 days prior to the expiration of the term. Neither the duration of the license nor the right of first refusal to extend the license is subject to any minimum purchase targets or quotas; we must only make any minimum purchases in order to maintain the agreement. It is understood that minimum sales targets are to be set and mutually agreed upon between the manufacturer and our Company, however as of the date of this prospectus, no such targets have been established. The agreement provides that our gross profit on wholesale sales of SayberX must be limited to 10% of our wholesale cost . There is no similar cap for direct sales made through our website. For as long as we are not in default of payment under the agreement, we may terminate our license by with not less than 90 days’ notice. The manufacturer is entitled to terminate the agreement by giving 30 days’ notice in the event of our monetary breach in excess of $5,000, 45 days’ notice in the event of our uncured, non-monetary material breach, 60 days’ notice in the event that we unintentionally provide inaccurate sales information, or without notice in the event that we intentionally provide inaccurate sales information.

As additional conditions of the license, we have agreed to engage Mr. Andrew Smith and Mr. James Proctor, the principals of the licensor, as sales and distribution consultants for a term of 3 years. In consideration for their consulting services we will pay to each Mr. Smith and Mr. James a fee of 7.5% of our annual gross profits derived from the sale of the Sayber X products, plus a bonus of 2.5% of annual gross profits if certain sales targets are reached. Sales targets will be mutually determined by the parties, however no targets have been set as at the date of this registration statement. The consultants’ duties will include, among others, website and stock management system design, development and maintenance, product management and distribution, ancillary product and instruction development and marketing, trade shows, and sales and sales staff management.

On February 8, 2016, we entered into a Consulting Agreement with Throb LLC, a firm with expertise in the pre-marketing and development of infrastructure channels in the sex toy industry. Pursuant to the agreement, we engaged Throb LLC, for a term of nine months to assist with our various sales and marketing efforts. Throb LLC’s services included assistance in our preparation for the pre-order soft launch of Sayber X products. In consideration of the services, we paid to Throb LLC an aggregate of $44,000. The agreement terminated on November 8, 2016. Pursuant to the agreement, we have also agreed to pay to Throb LLC 8.5% of any gross profit derived during the 9 months ending August 8, 2017 from the sale of Sayber X products in North America, or from any information (such as mailing lists, vendor referrals or similar information) supplied by the consultant during the provision of services. To date no gross profit has been earned or paid to the consultant.

On August 30, 2016, we entered into an Exclusive Distribution Agreement with Vibe 9 Ventures Ltd., pursuant to which we granted to Vibe 9 Ventures, as sub-distributor, the exclusive right to market, distribute and sell the Sayber X line of products in the territories of China, (including Hong Kong) Japan, and Taiwan, until December 31, 2019. Thereafter Vibe 9 Ventures shall have a right of first refusal to renew for an additional five (5) year term upon the terms proposed by Xplosion, subject to Vibe 9 Ventures’ compliance with the terms of the agreement. During the initial term Vibe 9 Ventures shall have annual target quotas, including minimum sales requirements of $2,125,000 during year 1, increasing by 66% in year 2, and by an additional 60% in year 3.We have not received any consideration from Vibe 9 Ventures in exchange for the distribution rights granted. We will derive revenue from the wholesale of products to Vibe 9 Ventures for distribution. As at the date of this registration statement, Vibe 9 Ventures has purchased 2,000 units in consideration of $300,000 (which amount is included in our gross revenue for the three and six months ended April 30, 2017). These units were delivered effective April 15, 2017. Vibe 9 has also paid a 50% deposit in the amount of $150,000 for the purchase of an additional 2,000 units. Pursuant to our distribution agreement, Vibe 9 must pay the $150,000 balance of the purchase price before release of the additional 2,000 units.

On October 1, 2016 we entered into a Consulting Agreement with Panasia Consulting Corp. for business development and marketing services.. Pursuant to the agreement we have retained the services of Panasia Consulting for a term of 15 months (ending on December 31, 2017) to assist our Company with the identification and development of sales distribution channels and strategic partnerships. We will pay an aggregate of $150,000 ($10,000 per month) to Panasia Consulting in consideration of the services. $30,000 was paid on execution of the agreement for months 1, 14, and 15 of service. The balance shall be payable in monthly installments of $10,000 due by the first 15 days of months 2 through 13 of the term.

From October 6, 2015 (date of inception) to the year ended October 31, 2016, we had not generated any revenues and realized a net loss of $362,941. As at April 30, 2017 we had recorded revenue of $327,684, gross margin of $38,070, and an accumulated deficit of $457,372. We intend to generate our revenues from the distribution of our products to sub-distributors, wholesalers, and/or third party retailers, as well as from the direct sale of our products to consumers via various online platforms or third-party websites. To date our revenues have consisted of $27,684 from direct e-commerce sales ( 8.44% of revenues) and $300,000 in wholesale sales (91. 66% of total revenues). Our global license agreement with Interactive Holdings limits our gross margin from wholesale sales to 10% of product cost. There is no contractual cap on our gross margin from direct sales. Our gross margin from direct sales to date is approximately 29% of direct sales revenue . Payment for our direct on-line sales is made through our online integrated shopping cart that accepts a wide range of online payment methods, including PayPal and credit cards. On April 30, 2017, we had total assets of $690,056 which included current assets of $423,387 and $266,669 in net distribution rights. Over the next 12 months, we intend to accelerate the marketing and sale of our Sayber X line of products. We also intend to develop or acquire more products to add to our products line.

On November 1, 2016 we entered into a Loan Agreement with Best Uni Peak Services Inc. pursuant to which we obtained an interest-bearing revolving loan facility of up to $150,000. The loan, due on or before October 31, 2018, is unsecured and with interest of 2% per month, calculated based on the amount of principal outstanding at the end of each month, due on repayment. If the total principal outstanding and accrued interest is not paid at maturity we are required to make a Default Payment consisting of 4.49% of the total of issued and outstanding shares of our Company at that date. A net of $71,237 has been advanced through April 30, 2017. To date, $85,000 of the proceeds of this loan facility have been deposited in partial payment for the manufacture and delivery of 1,000 product units, described below. $25,500 of the loan proceeds have been advanced to Interactive Holdings Ltd. as part of a $100,000 interest bearing loan. The balance of the loan proceeds has been applied to general and administrative expenses. We intend to apply any future proceeds advanced under the Loan Agreement toward the purchase of additional product units, for marketing expenses, and for general and administrative expenses, as required from time to time.

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As at the date of this prospectus, we have paid $85,000 in deposit for, and taken delivery of, 1,000 units of inventory designated for sub-distribution or direct sale. The total purchase price of the units is $149,990 ($149.99 per complete package set inclusive of a SayberX unit and a SayberX ring). 288 of the 1,000 units were shipped to our fulfillment provider in Los Angeles (110 have been sold and delivered), while 600 units are being warehoused with our fulfillment provider in Hong Kong. The balance of 112 units has been accepted as delivered and is warehoused on our behalf in China by the product manufacturer. The $64,990 balance of the purchase price ($64.99 per unit) is payable from the proceeds of units sold.

Our offices are currently located at Suite 223 – 468 North Camden Drive, Beverly Hills, CA 90210, and our telephone number is 1-310-601-3080. Our fiscal year end is October 31. Our corporate resident agent in Nevada is GKL Registered Agents/Filings, Inc. located at 3064 Silver Sage Drive, Suite 150, Carson City, NV 89701 (Telephone: (775) 841-0644, Facsimile (775) 841-2065.

Products and Services

Our flagship products are the Sayber X automated self-stimulation device for men and the X Ring controller, which together anchor our first lifestyle enhancement offering, being the complete Sayber X line of products. The Sayber X is a wearable, automated, blue tooth and software integrated sexual stimulation device which enables the user to engage in self-stimulation either alone, or with a partner using the X-Ring controller remote control device and related software.

Below Figures 1 through 19 are marketing and instructional images and captions illustrating the design, features and operation of the Sayber X and X Ring controller, and well as our planned customer service and fulfillment policies.

Figure 1. Sayber X Marketing Image

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Development of the Sayber X

Planning and development of the Sayber X line of products began in early 2014. By November 2015 a team consisting of an electronics engineer, an industrial product designer, software developers, prototyping specialists, and manufacturing partners had refined the proof of concept and completed extensive prototyping, simulation and stress testing, engineering evaluation, and design refinement in order to optimize performance and durability. By January 2016, component suppliers and manufacturers had been identified and assessed for quality control by an assembly factory team, after which tooling of factory parts and assembly of units was completed for additional testing and quality control evaluation. Through the Spring and Summer of 2016 a second round of extensive simulation, stress testing, and refinement of parts tooling were completed. Manufacturing & safety certifications were also obtained for targeted sales markets. In September, 2016 a successful pre-mass production assembly run of 100 units was completed to test the consistency of build quality and the parts supply chain. Ongoing durability was performed to the 100 unit pre-production assembly run units, and as of November 2016, the design was approved for full scale production.

As at the date of this registration statement, Vibe 9 Ventures has purchased 2,000 units in consideration of $300,000 (which amount is included in our gross revenue for the three and six months ended April 30, 2017). These units were delivered effective April 15, 2017. Vibe 9 has also paid a 50% deposit in the amount of $150,000 for the purchase of an additional 2,000 units. Pursuant to our distribution agreement, Vibe 9 must pay the $150,000 balance of the purchase price before release of the additional 2,000 units.

As at the date of this prospectus, we have paid $85,000 in deposit for, and taken delivery of, 1,000 units of inventory designated for sub-distribution or direct sale. The total purchase price of the units is $149,990 ($149.99 per complete package set inclusive of a SayberX unit and a SayberX ring). 288 of the 1,000 units were shipped to our fulfillment provider in Los Angeles (110 have been sold and delivered), while 600 units are being warehoused with our fulfillment provide in Hong Kong. The balance of 112 units has been accepted as delivered and is warehoused on our behalf in China by the product manufacturer. The $64,990 balance of the purchase price ($64.99 per unit) is payable from the proceeds of units sold.

Figure 2. The soft, flesh-like inner chamber strokes up-and-down automatically.

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Figure 3. The motion tracking X Ring remotely controls your stroke.

Figure 4. Design Features and Function of the Sayber X.

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Figure 5. Operation of the Sayber X.

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Figure 6. X Ring Features

Two stretchable ring bands for finger sizes S/M, and M/L, plus an extra band that fits on your favorite sex toy.

Share screen names and authorize the connection with the free app available on iOS and Android, to safely enjoy remote intimacy with anyone you like.

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Figure 7. Custom design & precision engineered from the inside out, better than batteries, the high-torque brushless motor runs on wall power, allowing unlimited run-time to make sure you're satisfied.

Power	12 volt DC (plugs into the wall - no battery)
Motor	The custom made high-torque, high-power, brushless motor drives a fixed wheel piston in the wave guide, converting rotational motion into powerful stroking action.
Metal Chassis	Powder Coated Steel
Connectivity	Bluetooth
SayberSkin	High quality Silicone (safe and phthalate-free) thermoplastic rubber (TPR). Safe with water-based, silicon-based, and any other lubes.
App Compatibility	iOS, Android

Figure 8. Design Features of Sayber X

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Figure 9. Production Images of Sayber X.

Can I use the app anonymously?

The privacy level is up to you.

You connect via screen name only, and can approve or deny any request.

How durable is it?

The brushless motor is rated for more than 5,000 hours of use.

Can I use any ring with any Sayber X?

Any X Ring can control any Sayber X(es) that grants permission.

Figure 10. Marketing Image, Frequently Asked Questions about Sayber X.

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What is it?	High-power, automatic sexual simulator for men, with motion tracking remote control that works over the internet.
Who created it?	Brain-child of a product designer and mechanical engineer working directly with a global development team of over 20 technical experts.
How much does it cost?	Starting at Retail pricing of $249 USD for the Sayber X and $49 USD for the remote control X Ring.
What do we get when we order?	Sayber X Solo includes a free sample lube (GUNOIL), power cable, quick guide instructions. Upgrade to the Sayber X Complete Package to receive the X-Ring, too.

Figure 11. Marketing Image, About Sayber X.

Why does the device have a power cable rather than running on batteries?	The motor is custom made with such high torque that it would require very large batteries that would have to be frequently changed/charged.
What lubrication should I use?	You can use ANY silicon or water-based lubricants; (however, we recommend GUN OIL products so much that we include them with your order).
Can I use the male device on its own?	Yes, can be used on its own with the control buttons, or motion controlled by a partner from anywhere in the world using the ring.
What sizes do you offer?	One size accommodates 90% of men.
Is it comfortable / attractive / discreet?	Sayber X feels great, is easy to handle and is designed with style. It doesn't look like a sex toy or anything else on the market.
Which option is best for me?	The Complete Package has all you need for solo and interactive play. The Sayber X and X-Ring are a perfect pair.

Figure 12. Marketing Image, Sayber X Features Explained.

How do I adjust the X Ring band to fit my finger?	There are 2 stretchy ring bands included for S/M and M/L finger sizes and 1 jumbo band for toys and more.
How do I turn the X Ring on and off?	As soon as you move the X Ring, it turns on and connects via Bluetooth. If no movement is detected after 5 minutes, the X Ring shuts off.
Can I purchase the X-Ring on its own?	Yes.
How do I replace the battery?	Simply remove the casing at the back of the ring, replace the battery, and then refit the casing.
How do I know what the battery power level is?	There is a battery level indicator in the app when the ring is connected.
How do I know that the X Ring is turned on?	When you connect to the app and select "Pair Device," you'll see your ring name in the section under the label of "X Ring."
Is the Ring waterproof?	The X Ring is splash-resistant, but please take appropriate care.
How do I purchase just the Ring on its own?	Rings and new straps are available.
How long is the warranty on the X Ring?	1 Year worldwide warranty on electronic parts.
Does the X Ring vibrate?	The X Ring does not vibrate but it can be attached to sex toys that do vibrate.

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Figure 13. Marketing Image, X Ring Features Explained.

What is the tech breakthrough of Sayber X?	The synchronized movement between the X Ring and the Sayber X paired with the unique drive mechanism delivers the closest feeling to real sex - feel what you see.
What is the battery life? Hours of continuous use? How to charge?	There is NO Battery at all. The Sayber X plugs in and never runs out of power.
What are the dimensions and weight?	262 x 140 x 83 mm (10.3 x 5.5 x 3.3 in), 1.3 kg (2.9 lbs)
How does it work?	The soft flesh-like inner chamber strokes for your pleasure in time with the motions of the control ring.
What kind of sensors are you using?	Sayber X uses a custom designed Bluetooth and accelerometer tracking for real time motion control.
Will there be updates to the app in the future?	Yes, frequently - there are a lot of new features that we are excited to roll out.
How does it connect?	The device connects to your phone via Bluetooth, and uses your phone connection to securely connect to the Internet, finding other Sayber X devices.
Is it waterproof?	The inner chamber pops-out with two clicks, and is waterproof for easy washing. The main unit is not waterproof as it plugs in.

Figure 14. Marketing Image, Sayber X Technology Explained.

I can't find my Ring but want to control a Sayber X. Is this possible?	Yes, you can choose to use the app manually without the X Ring. Users are able to control the speed by pressing "faster" or "slower."
Is the app free? Which phones does it work with?	Yes, the free app is available for iOS and Android phones with Bluetooth 4.0 or later.
When will the app be available?	The free app is already available for iOS in the App store and coming soon to Android app markets.
Is my account anonymous?	The privacy level is up to you. You connect via Screen name only, and can approve or deny any request.
How does the device connect to the app?	Via Bluetooth.
Will there be updates available through the app?	Users get free updates for life to the Sayber X app as they become available
When my device is being controlled by a partner can I adjust the speed and/or stop the device motion?	Yes, you can override your device when it's being controlled by a partner by pressing the speed buttons, or stop by pressing the power button.
Can I use the app and use video/audio calling software at the same time on the same device?	Yes you can.

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Figure 15. Marketing Image, Sayber X Software Application Explained.

How do I set it up?	Connect to the power cord, lubricate your erect penis and power on. Select your desired speed or connect with another users X Ring.
What if it feels too good?	Pressing the power button quick-stops the unit at any time. You can also slow it down to prolong your pleasure.
How do I remove the inner sleeve from the device for cleaning?	Use the quick release clips to eject the shell and easily remove the inner sleeve for cleaning.
How long should the inner sleeve last before needing replacement?	At least 50 uses, more if used and cleaned with care.

Figure 16. Marketing Image, Sayber X Operation Explained.

How old do I have to be to order?	18+ only.
Where can I use it?	Anywhere private, near a plug.
What safety certifications do you have?	Sayber X has been extensively tested for safety. It presently has full and complete UL/FCC/CE/CI Safety Certifications to cover product sales in the North American and European markets.
How durable is it?	The brushless motor is rated for more 5,000 hours continuous use.
How is my privacy protected?	All you provide is an email address; you choose your username and password. We also use our own server with built in security.
Can someone watch or listen to me?	Only if you let them through a separate video or audio application.

Figure 17. Marketing Image, Sayber X Safety and Regulation explained.

Will my order be packaged discreetly?	Yes, the Sayber X will be shipped with discreet packaging.
When does shipping begin?	Shipping began in February, 2017
When can we expect it to reach our doorsteps?	Depending on when you order it will be delivered within 30 to 45 days, subject to availability of inventory.
Where can I have it delivered?	Worldwide, excluding countries where sex toys are illegal.
How much is shipping?	$10 USA, $25 Worldwide
Do I have to pay VAT / GST?	No, all taxes are included.

Figure 18. Marketing Image, Sayber X Shipping Facts Explained.

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Is there a warranty?	6 month mechanical and 24 month unconditional warranty on the motor, and electronic parts. (on manufacturing defects)
Are my card and personal details protected when I provide them to you for payment?	Yes, they are secured with encryption and HTTPS.

Figure 19. Marketing Image, Sayber X Customer Service Explained

Sales and Marketing Strategy

The Company has undertaken a number of specific marketing initiatives. Following the execution of the Exclusive Global license Agreement, the Company entered into consultant agreements with the founders of Sayber X products to manage and oversee the marketing activities of Xplosion Incorporated.

In January 2016 the Sex Toy Expos were attended by Xplosion consultants with a view to gaining interest from the CAM Model industry, Online retailers and Industry advisors.

On February 8, 2016, we entered into a Consulting Agreement with Throb LLC, a firm with expertise in the pre-marketing and development of infrastructure channels in the sex toy industry. Pursuant to the agreement , we engaged Throb LLC, for a term of nine months to assist the Company and its other consultants with our various sales and marketing efforts. Throb LLC’s services included assistance in our preparation for the pre-order soft launch of Sayber X products. In consideration of the services, we paid to Throb LLC an aggregate of $44,000. The agreement terminated on November 8, 2016. Pursuant to the agreement, we have also agreed to pay to Throb LLC 8.5% of any gross profit derived during the 9 months ending August 8, 2017, from the sale of Sayber X products in North America, or from any information (such as mailing lists, vendor referrals or similar information) supplied by the consultant during the provision of services. To date no gross profit has been earned or paid to the consultant.

During April 2016 through June 2016, Xplosion, together with its consultants, conducted the following marketing activities:

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Our consultants met and demonstrated the Sayber X products with various online and print publications, Journalists, Adult industry companies, Celebrities, Major traffic influencers, Adult marketing companies, Affiliate experts, Sex Toy retailers and distributors all of whom expressed a potential interest in working with Sayber X products in some form.

•	We conducted surveys to fine tune our messaging for pre-product launch paid advertisements to be distributed to mailing lists;

•

A competition was trialed using a social platform “Queue”. It was a social sharing competition for points there were 2300 participants to the competition First prize being a Sayber X unit, 2nd prize being X-rings (5) and the 3rd prize was to a 1000 runner up competitors who were eligible for an additional 5% discount on the pre order cost of the products.

•	We tested creative advertisements on social media platforms to gain traffic, awareness, wait list sign ups and pre order conversions

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Discreet advertisements aimed at long distance couple and singles were placed on social media platform Facebook. This content is non adult, and non-graphic in nature due to Facebook content restrictions.

•	Paid advertisements were tested across adult platforms to gather data on converting traffic from the adult sites to our indiegogo page and Sayber X.com website and analyzing data and conversion rates.

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•

In May 2016 the public relations firm, Lotus 823 contracted with Xplosion to work on Public relations for the Sayber X products. With Lotus 823 we designed and, in September 2016, launched, a campaign on the crowdfunding website, Indiegogo.com. Xplosion proceeded to successfully accept nearly $20,000 USD in pre-sales orders through the Indiegogo campaign, exceeding our campaign target of $16,000 USD in pre-sales.

•	Designed and launched our primary product website, Sayber X.com.

•

During May through August 2016, a three minute presentation video was shot, edited and re-edited to Final Cut to be included on the Indiegogo campaign page and Sayber X.com. All footage is proprietary to our Company and may be used for future versions.

In addition to the above described consulting arrangements, we intend to employ a range of ongoing, complimentary marketing tools and initiatives during 2017 and beyond. These initiatives include, use of the following tools and strategies:

Search Engine Optimization (SEO)

Search engine optimization (SEO) is the process of maximizing the number of visitors to a particular website by ensuring that the site appears high on the list of results returned by a search engine. Among other techniques, optimizing a website may involve editing its content, HTML and associated coding to both increase its relevance to specific keywords and to remove barriers to the indexing activities of search engines. Optimization of our website is an ongoing process as we are working on fine tuning our messaging and looking at what keywords will work best to establish our SEO strategies and progress.

Microsite

A microsite is an individual web page or a small cluster of pages that act as a separate entity for a brand. The microsite's main landing page can have a separate domain from the main brand website or can be a subdomain of the main brand website. We intend to develop microsites associated with our products in order to drive traffic to our online retail sites.

Conversion optimization

Conversion optimization is the process of designing websites to encourage visitors to take an action that you want them to take, such as signing up for an email newsletter, creating an account with a login and password, making a purchase, or downloading an app. We collect and analyze user data from our website on an ongoing basis to optimize user experience and conversion.

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Affiliate programs

Affiliate marketing is a type of performance-based marketing in which a business rewards one or more affiliates for each visitor or customer brought by the affiliate's own marketing efforts. We have conducted preliminary beta testing on affiliate programs and intend to thoroughly explore this strategy once we are able to ship our products immediately following sale. The current lag between product sale and shipping would require us to pay affiliate commission before products have been shipped. Therefore we do not anticipate relying on affiliate programs until our cash flow is sufficient to accommodate pre-payment of commissions.

Mainstream adult paid advertising

We have tested mainstream adult paid advertising and, although the traffic and click through rates have been very promising due to the nature of the type of user targeted, conversion into sales has been limited due to extended shipping and delivery times. We intend to use the data collected and resume this exercise when Sayber X products can expectedly be shipped within a 24-48 hour time window in latter Calendar 2017.

Using multiple domains as review sites to generate traffic

Using multiple, related internet domains to drive traffic to a single website is a common method of increasing website traffic. However, this strategy requires funding to produce or acquire and maintain domain content. Although we believe that a multiple domain strategy will be beneficial in the long term, we do not intend to invest in multiple domains until we have established an online retail presence.

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Moving Forward

We have now taken delivery of sufficient inventory to fulfill pre order sales, and any near-term direct to consumer shipping sales to be made. Until additional inventory is available, we are focused on promoting the product using direct to consumer on line marketing efforts and through the placement of additional inventory to our sub-distribution channels. We continue to test additional marketing channels and to fine tune the messaging for our Sayber X product offering. We will look to achieve sales during 2017, build awareness and engage with our target market and the adult industry.

Potential Partnerships

Adult content Platform

Sayber X is in dialogue with one of the largest adult platforms in the Cam model sector. This potential partnership would provide exclusive software with mutual benefit for both Sayber X product and the adult platform.

The potential partnership could give Xplosion access to a vast number of the Cam company’s target users in the adult market to generate sales. However, as at the date of this Prospectus, no definitive agreement has been reached.

Gun Oil personal lubricants

Interactive Holdings, the manufacturer of Sayber X, has itself directly entered into a partnership with the manufacturer of the personal lubricant, Gun OilR, such that each Sayber X product package will include a package of Gun Oil for the duration of the partnership. This is an ongoing partnership which aligns the Sayber X product with a credible and established lubricant company.

Online retail partners

Xplosion have already began to approach some of the largest online retailers in the adult toy online space and a majority of them have expressed great interest in learning more about the products and in the potential of using such on-going dialogue as means to working towards being able to negotiate terms for selling and marketing the products through their channels at some time in the future.

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We intend to maintain and implement an on-going diversified media marketing strategy that continues to always build upon product and brand awareness, consumer engagement, product adoption, and sustained sales and growth. We anticipate that our marketing strategy will include following components:

Phase 1--Awareness

·	Electronic Media Buying (adult webcam sites, video sites, online forums and communities)
·	Email partnership (email list purchases, product placement)
·	Sponsorships (adult performer sponsorships, event sponsorships)
·	Social Media Campaigns
·	Digital Press Releases
·	Review Key Performance Indicators including media reach, website visitors, email click-through rate & email open rate)

Phase 2—Engagement

·	Web & Mobile interaction with customers
·	Email communications with customers
·	Review Key Performance Indicators including website click-through rate analysis, frequency of email subscriptions, user registration & download rates, user bounce rate (represents the percentage of visitors who enter the site and then leave or "bounce", rather than continuing on to view other pages within the same site).

Phase 3—Adoption

·	Purchases
·	Email sign ups
·	Subscriptions
·	Review Key Performance Indicators including purchases, email sign ups, subscriptions.

Phase 4—Advocacy

•	Creative Advertising Campaigns
•	Viral advertising through social networking platforms
•	Digital Press Releases
•	Review Key Performance Indicators including social networking referral rate, growth of social networking profile, and social networking mentions.

Data from each phase will be collected, collated and segmented in order to calibrate our marketing tools, plan media campaigns, adjust sales procedures, and refine customer service, all toward the end of improving business relationships with customers, assisting in customer retention and driving sales.

Distribution and Fulfillment

Our Exclusive Global Rights Agreement with Interactive Holdings Limited grants our Company an exclusive global distribution license for the sales, marketing and distribution of the Sayber X line of products. In that regard, we aim to distribute the SayberX line of products globally, in any jurisdictions where they may be legally sold. However, we endeavor primarily to target consumer markets in the United States, Canada, China, Japan, the UK and continental Europe.

The Company will employ a variety of wholesale and retail distribution strategies adapted to the manufacturing strategies of the product manufacturer, which may vary over time. The bare basics of order fulfillment include customer order processing and distribution from a supply chain. In other words, a customer places an order for a product or service with a supplier. When the supplier delivers the product or service, this is called order fulfillment.

From the manufacturing standpoint, present order fulfillment strategies from the licensor to the Company currently include assemble-to-order and build-to-order, while the longer term goal is to manufacture product in advance to be stocked by both the licensor and the Company before it is ordered. The advantage of this strategy is the ready availability of units for sale. The disadvantage is the possibility of a miscalculation of public interest, which may leave the licensor or the Company with a warehouse full of unsold products.

The current launch strategy of assemble-to-order and build to order is formulated to help eliminate the possibility of large amounts of unsold stock, however the distinct disadvantage the Company has during this launch phase is that there are long lead times in general for the product and its ultimate delivery to the customers until such time when the Licensor is in a position to provide timely and quick delivery of the products.

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Regarding the shipping and inventory of our products, as at the date of this report, the Company takes delivery of substantially all manufactured products at one of two fulfillment warehouse located in Los Angeles and Hong Kong, respectively. These facilities are leased on a month to month basis from third party fulfillment distribution service providers. The current manufacturer of our products also provides warehousing services at our request, provided that we assume ownership and risk of any goods stored on our behalf. In the future, as the product inventory needs increase, the Company may seek to have its own in-house warehousing facility. Products ordered by consumers via on-line purchase will be shipped directly to them from one of the Company’s fulfillment warehouses. The purchasers will pay for the costs of shipping of each individual unit. For large purchase orders made by the Company or by the sub-distributors, units will be priced FOB (free on board) from the Licensor production location, such that the Company or the sub-distributors will then pay for the shipping to their ultimate destinations, whether by air, ocean and land transport. Xplosion assumes ownership and risk for all products shipped directly to sub-distributors from the Licensor production location.

In terms of the actual sales distribution, products will be sold in some form of blend of the following:

Wholesalers

A sound method of distribution for the Company will be to use a wholesaler (sub-Distributor). The Company is targeting relationships is various countries and territories to engage sub-distributors that in turn will be able to themselves either sell direct to consumers in such markets, or else in many cases work with existing retailers (traditional brick and mortar store front type operations).

Retail Outlets

We anticipate that our wholesaler strategy, described above, will provide Xplosion access to one of the most common ways to sell a product which is to place it an existing retail outlet for sale to the public.

Online Sales

We will also aim to capitalize on the growing trend of online shopping by marketing products for direct online sale through our own e-commerce website, and/or others third-party sites. Through direct online sales, the Company can take orders, receive payments and send confirmation all at once using a variety of turnkey e-commerce systems available to sellers. The Company will initially stock inventory and fulfill orders through its third party fulfillment service providers in Los Angeles and Hong Kong. If sales volumes demand, the Company intends to engage additional fulfillment providers, or establish in-house warehousing and fulfillment infrastructure.

In general, there are four primary costs that we expect to incur during product fulfillment:

1.	Receiving
2.	Storage
3.	Pick and Pack
4.	Shipping

Fee Type	Avg. Amount	Description

Receiving Fees	$15 - $35 per pallet	The cost of receiving, unloading, sorting, and storing your products in the warehouse.
Storage Fees	$15 - $40 a month per pallet	The cost of keeping your goods in their warehouse. Goods will be stored in palletized form in longer-term areas and a smaller number as individual products in a pick (prep) area.
Pick and Pack Fees	$0 - $3 per package	The charge for warehouse employees to select and package your products according to the customer orders.
Shipping Fees	Up to 50% off standard rates	Inbound: The cost of shipping your inventory to your fulfillment company. Outbound: The cost of shipping your customers’ orders.

Here are a few ways charges can vary for each of the four primary costs in fulfillment:

Fee Type	Charge Variations

Receiving Fees	By pallet; by full-truckload (FTL); by less-than-truckload (LTL); by tracking order; by container; by parcel; etc.
Storage Fees	By pallet, ½ pallet, or ¼ pallet; by bin; by cubed-foot; by duration; by season; by SKU; etc.
Pick and Pack Fees	By item; by order; by weight / dimension; etc.
Shipping Fees	By weight; by dimensional weight; discounted vs. standard; etc.

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Fulfillment companies will often have different strengths that give them a unique logistical advantage. Some are more focused on speed, such as processing and shipping orders out the same day they are received. Others may focused on very high degrees of order accuracy and facility security. Some will be very well versed in the complexities of international shipping while others will have a focus on customer experience and offer high degrees of packaging customization. We anticipate that we will employ a variety of fulfillment providers to accommodate geographic needs and the various requirements of business and individual consumers.

Government Regulation

We are directly and indirectly subject to a wide variety of laws and regulations which we expect will have a material effect on our business.

The Sayber X products have passed, and received safety numbers for the following safety and certification standards:

·	UL Standard for Cord Sets and Power-Supply Cords: UL is a globally recognized safety certification for power supply chords, among other devices. The product manufacture of Sayber X uses only UL certified power supply chords.

·	FCC: The FCC Declaration of Conformity or the FCC label or the FCC mark is a certification mark employed on electronic products manufactured or sold in the United States which certifies that the electromagnetic interference from the device is under limits approved by the Federal Communications Commission.

·	CSA: CSA International certification marks indicate that a product, process or service has been tested to a Canadian or U.S. standard and it meets the requirements of an applicable CSA standard or another recognized document used as a basis for certification.

·	CE: CE marking is a mandatory conformity marking for certain products sold within the European Economic Area (EEA) since 1985. The CE marking is also found on products sold outside the EEA that are manufactured in, or designed to be sold in, the EEA. This makes the CE marking recognizable worldwide even to people who are not familiar with the European Economic Area. It is in that sense similar to the FCC Declaration of Conformity used on certain electronic devices sold in the United States.

General application of Regulation to Wholesaler-distributors and Product Manufacturers

We are a product wholesaler & distributor. Wholesaler-distributors, as well as manufacturers, can be subject to a wide variety of laws and regulations governing product liability. Bodily injury and property damage losses may arise from the product itself, the product packaging, instructions for use, labels, warnings and other "on product" messages. Usually, the manufacturer and not the wholesaler-distributor is held responsible for injury arising from a defective product, because the wholesaler-distributor generally has no control over the design, assembly or quality of the item. However, wholesaler-distributors may be held liable for product defects under certain circumstances, including:

•	wholesaler-distributors that modify, repackage or re-label products may assume a greater liability than those who don't. Modification of the product can include any modification of instructions or warranties;

•	repackaging under the wholesaler-distributor's name may increase the exposure substantially;

•	when a wholesaler-distributor imports products from a foreign manufacturer who does not carry U.S. product liability coverage, they can assume the product liability exposure;

•	if the manufacturer is insolvent or otherwise unavailable (foreign manufacturers with no coverage inside the U.S. for example) the wholesaler-distributor can be held liable for any defect in the product;

•	when the wholesaler-distributor is directly responsible for the defective condition, i.e. if they have damaged the product while repackaging, or by making product modifications, they may be held liable for product liability;

•	if a wholesaler-distributor had knowledge of the defective condition prior to the sale and did nothing, they can be held accountable;

•	if a wholesaler-distributor recommended an unsuitable product for the job they may be liable. (source: National Association of Wholesaler-Distributors)

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Market and Competition

According to the Adult Novelty Manufacturers Expo (ANMIE), adult sex toys constituted a $15 billion industry in 2014 and was projected to surpass $50 billion by 2020. According to the independent research firm Technovio, the global sex toys market was estimated at USD 20.82 billion in 2015 and will reach USD 29.07 billion by 2020. Globally, men were the primary buyers of adult toys in 2015, but the trend is changing with the growing acceptance of such products among women. Based on sales from various distribution channels, three out of 10 men purchase sex toys while only one out of 10 women purchase sex toys.

Accordingly, the marketplace for adult sex toys and, in particular, vibrators and other pleasure devices, is intensely competitive. In that regard we will aim to compete with small and large vendors, including self-distributing manufacturers, pure wholesaler-distributors, and online and storefront retailers. These competitors will include such mainstream retailers as Walmart, Rite Aid, CVS Pharmacy, GNC and Walgreens, and prominent manufacturers and distributors of adult sex products such as Bestgreen industrial, BMS factory, Diamond products, Fun Factory, LELO, We-Vibe, Ann Summers, California Exotic Novelties, Crave, Holistic Wisdom, Jimmyjane, Jopen, Love Life Products, MinnaLife, OhMiBod, Vibratex, and Vixen Creations, to name a few. We aim to compete with the online businesses of the aforementioned retailers, as well as pure play e-commerce businesses such as Amazon, Overstock.com Drugstore.com.

Sayber X Competitors

The following section describes some of the most significant producers of self-stimulation devices for men with whom we will aim to compete for market-share.

Fleshlight

•	Description: Manual motion simulated vagina sex toys;

•	Distinction between this product and the Sayber X:

Fleshlight has no automation by motor and electronics - just manual stimulation. Fleshlight does have a product partnership called V- stroker that attaches to a Fleshlight and communicates the speed of the manual movement and interacts with pre-recorded pornographic films which speed up or slow down at the speed at which one masturbates. Fleshlight has also partnered with kiiroo (see below)- Fleshlight provides the inner sleeves for Kiiroo, and Kiiroo products are available on the Fleshlight website.

Tenga

Tenga Inc. was established on March 25, 2005. Tenga offers several product categories. Disposable "Cup" series which are intended for one-time use only (which can be reused if washed correctly. "Flip" series that split open to be easily washable and reusable, compact "Egg" series which resemble Easter eggs and stretch when in use, and "Tenga 3D" series which are intended to be reversed when not in use, showing its geometric patterns. Other accessories include lotions (lubricants), electrical "Tenga Warmers", and "Hole Warmers" (a stick-shaped hand warmer that uses supersaturated sodium acetate).

Tenga

•	Description: Manual motion simulated vagina sex toys

•	Main differences between Tenga and Sayber X: Tenga is not automated and has no Bluetooth, or iOS or android apps. Tenga does offer more products than just masturbators. Their offerings include condoms, vibrators, and hole warmers, among others. Their products are characterized by very technical design, and notably, advanced inner sleeve design.

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Autoblow 2

•	Description:

Like a fleshlight but with an inner sleeve that’s more like a thick condom, Autoblow has spring loaded beads that are driven by an electric motor, wheel and rods and rolls up and down the sleeve for the stimulation.

Very noisy, the producer has described the noise level himself as “Car windshield wipers”. (Source: Frequently Asked Questions. (n.d.). Retrieved March 10, 2017, from http://www.autoblow2.com/faq))

•	Main difference between Autoblow and Sayber X: Autoblow does not provide a thrusting motion, only lateral pressure. Not integrated with any software or external devices.

Kiiroo

•

Partnered with Fleshlight to provide the inner sleeves and add some credibility to the brand and utilise Fleshlights traffic (available on fleshlight store) and also adult stars for additional promotion

•

Description: Like a Fleshlight but with electronic squeezing rings that provide a simulated motion of up and down by squeezing in a sequence. Can be paired by software with a sensor-equipped vibrator remote control: stimulus applied to the vibrator is roughly reproduced by the Kiroo.

•

Main difference between Kiroo and Sayber X: Kiroo does not provide a stoking motion, it squeezes in a sequence. If the squeeze is not a sufficient substitute for a stroke the user must manually produce a stroking motion. This can also be done with a Fleshlight or a Tenga, which significantly less expensive than a Kiroo.

Overall Competitive Advantage

We believe that our Sayber X line of products is positively distinguished from directly competitive products due to its technological sophistication, elegant design, and superior performance. It is unique among popular sex toys in the way it operates, and in its use of the motion tracking ring control. We also believe that the Sayber X is at the forefront of personal stimulation device technology, with few comparable products offering online or in person multi-user possibilities.

Employees

Currently, we do not have any employees other than our sole director and officer. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

We engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our development programs.

Description of Property and Facilities

As of the date of this Prospectus, our executive, administrative, and operating offices are located at Suite 223 – 468 North Camden Drive, Beverly Hills, CA 90210.. We believe these facilities are adequate for our current needs. The offices are currently provided to us at a cost of $199/USD/ month. We believe that our office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

Subsidiaries

We do not have any subsidiaries.

Intellectual Property

On December 7, 2015, we entered into an Exclusive Global Rights Agreement (amended on July 27, 2016) with Interactive Holdings Limited pursuant to which we acquired the exclusive global distribution license for the Sayber X line of sexual stimulation products. Our license includes the exclusive right to market and sell products incorporating the proprietary Sayber X design, or using the Sayber XTM, X RingTM, and related marks.

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The initial term of the license is four years beginning January 1, 2016, following which we will have a right of first refusal to purchase an additional 5 year license exercisable by giving notice to the licensor not less than 90 days prior to the expiration of the term. For as long as we are not in default of payment under the agreement, we may terminate our license by with not less than 90 days’ notice. The distributor is entitled to terminate the agreement by giving 30 days’ notice in the event of our monetary breach in excess of $5,000, 45 days’ notice in the event of our uncured, non-monetary material breach, 60 days’ notice in the event that we unintentionally provide inaccurate sales information, or without notice in the event that we intentionally provide inaccurate sales information.

Patents

Our licensor, Interactive Holdings Ltd. has filed or obtained the following applications and registrations for the Sayber X products:

Patents

United Kingdom Patent Application: Filed January 13, 2016 and published February 24, 2016.

As per the legal requirements, no more than12 months following the UK filing date above, the international filing is scheduled to be completed by the licensor (January 2017). A further 18 months following such scheduled international filing date in January 2017, then the licensor will be able begin filing individual country applications.

Trademarks

European Union Intellectual Property Office Trademark: Registered on June 20, 2016 and valid until February 9, 2026 for use in the field of Erotic Toys (Class 10) and Adult entertainment and recreation services, interactive adult entertainment and recreation services; the provision of education; tuition and training relating to use of sex and erotic toys; Film distribution. (Class 41)

US Trademark Application: Filed February 9, 2016 for “Sayber X” in the field of Sex Toys, Adult entertainment and recreation services; interactive adult entertainment and recreation services; the provision of education; tuition and training relating to use of sex and erotic toys; distribution of audio visual moving images.

We are advised that Interactive Holdings Ltd. intends to seek patent and trademark protection in other strategic jurisdictions on an ongoing basis.

Other Intellectual Property

We are the registered owner of website URL’s www.xplosionincorporated.com, and www.xplosionx.com, and assert copyright over the contents of our website and marketing materials. We also assert common law trademark rights in and to our corporate name Xplosion Incorporated. We do not own any registered copyrights, trademarks, or any patent rights We also will utilize and have access to the website www.Sayber X.com, owned and operated by the product Licensor, Interactive Holdings Limited, for purposes of marketing and data collection.

LEGAL PROCEEDINGS

None

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not traded on any stock exchange. We intend to engage a market maker to apply to have our common stock quoted on the OTCQB inter-dealer electronic quotation system once this Registration Statement has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers. OTCQB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTCQB, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTCQB. This could prevent us from developing a trading market for our common stock.

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Rule 144

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 and apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the periodic reporting requirements of the Securities Exchange Act of 1934 for at least three months before the sale.

Sales under Rule 144 by Affiliates

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding; and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

•	Sales under Rule 144 by our affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales Under Rule 144 by Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares of common stock without complying with the manner of sale and volume limitation or notice provisions of Rule 144. We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his, her, or its shares of common stock between 6 months and one year. After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Holders

There are currently 6 holders of record of our common stock. We currently act as our own registrar and transfer agent for our common shares.

Dividend Policy

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

We have no long-term incentive plans.

FINANCIAL STATEMENTS

Our audited financial statements for the period from inception, October 6, 2015 to October 31, 2016, and our unaudited financial statements for the six months ended April 30, 2017, are included in this prospectus. Our financial statements are prepared in accordance with United States generally accepted accounting principles and are stated in United States Dollars (US$). The financial statements appear beginning on page F-1.

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Green & Company, CPAs
A PCAOB Registered Accounting Firm

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

XPLOSION INCORPORATED

We have audited the accompanying balance sheet of XPLOSION INCORPORATED as of October 31, 2015 and 2016, and the related statement of operations, stockholders’ deficiency, and cash flows for the period from October 6, 2015 (Inception) to October 31, 2015 and the fiscal year ended October 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XPLOSION INCORPORATED as of October 31, 2015 and 2016, and the results of its operations and its cash flows for the period of October 6, 2015 (Inception) to October 31, 2015 and the fiscal year ended October 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Green & Company, CPAs

Temple Terrace, Florida

January 13, 2017, March 16, 2017 for the changes mentioned in Notes 1, 2, 9 and June 1, 2017 for the changes mentioned in Notes 1, 2

10320 N 56th Street, Suite 330	Temple Terrace, FL 33617	813.606.4388

F-1

XPLOSION INCORPORATED

Audited Financial Statements

for the Period From

October 6, 2015 (Date of Inception)

to October 31, 2016

F-2

XPLOSION INCORPORATED

Balance Sheets

October 31, 2016 and 2015

	2016	2015
Assets

Current assets:
Cash	$157,773	$6,244
Accounts receivable	18,447	-
Accrued interest receivable	12,509	-
Deposit	-	170,000
Prepaid expenses	20,000	-
Loan receivable	100,000	-

Total current assets	308,729	176,244

Distribution rights, net	316,667	-

Total assets	$625,396	$176,244

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$65,545	$2,556
Deferred revenue	119,853	-
Due to shareholder	10,429	-
Total current liabilities	195,827	2,556

Total liabilities	195,827	2,556

Stockholders' Equity
Preferred stock: $0.001 par value, authorized 100,000,000 shares, issued and outstanding nil shares	-	-
Common Stock: $0.001 par value, authorized 300,000,000 shares, issued and outstanding 49,312,600 shares (2015 - 40,250,100)	49,313	40,251
Additional paid-in capital	743,197	136,009
Retained Earnings (Deficit)	(362,941)	(2,572)
Total stockholders' equity	429,569	173,688
Total liabilities and stockholders' equity	$625,396	$176,244

See accompanying notes to financial statements

F-3

XPLOSION INCORPORATED

Statements of Operations

For the year ended October 31, 2016 and

the period from, October 6, 2015 (inception), to October 31, 2015

	2016	2015

Revenue:	$-	$-

Expenses:
General and administrative	40,686	2,572
Marketing	249,488
Amortization	83,333
Total operating expenses	373,507	2,572

Other income:
Interest income	13,138

Net Loss	$(360,369)	$(2,572)

Net loss per share	$(0.01)	$(0.00)

Weighted average number of shares outstanding	43,948,342	6,250,100

See accompanying notes to financial statements

F-4

XPLOSION INCORPORATED

Statements of Stockholders' Equity

For the year ended October 31, 2016 and

the period from, October 6, 2015 (inception), to October 31, 2015

	Common Stock		Additional	Retained	Total
	Number of Shares	Amount	Paid-in Capital	Earnings (Deficit)	Stockholders' Equity

Balance October 6, 2015	-	$-	$-	$-	$-

Shares issued for cash
October 6, 2015	100	1	9		10
October 6, 2015	6,250,000	6,250	-		6,250
October 31, 2015	34,000,000	34,000	136,000		170,000

Net loss				(2,572)	(2,572)

Balance October 31, 2015	40,250,100	40,251	136,009	(2,572)	173,688

December 4, 2015	2,000,000	2,000	98,000		100,000
December 24, 2015	1,675,000	1,675	82,075		83,750
January 5, 2016	1,500,000	1,500	73,500		75,000
March 15, 2016	600,000	600	29,400		30,000
April 6, 2016	1,000,000	1,000	49,000		50,000
April 29, 2016	1,000,000	1,000	99,000		100,000
May 24, 2016	250,000	250	24,750		25,000
July 5, 2016	375,000	375	37,125		37,500
August 4, 2016	175,000	175	17,325		17,500
September 2, 2016	487,500	487	97,013		97,500

Net loss	-	-	-	(360,369)	(360,369)

Balance October 31, 2016	49,312,600	$49,313	$743,197	$(362,941)	$429,569

See accompanying notes to financial statements.

F-5

XPLOSION INCORPORATED

Statements of Cash Flows

For the year ended October 31, 2016 and

the period from, October 6, 2015 (inception), to October 31, 2015

	2016	2015
Cash provided by (used in) operating activities:

Operating activities:
Net loss	$(360,369)	$(2,572)

Adjustments to reconcile net loss to net cash used in operating activities:

Amortization of distribution rights	83,333	-

Changes in assets and liabilities
Accounts receivable	(18,447)	-
Accounts payable	62,989	2,556
Accrued interest receivable	(12,509)	-
Prepaid expenses	(20,000)	-
Deferred revenue	119,853	-

Net cash used in operating activities	(145,150)	(16)

Cash used in investing activities:

Purchase of distribution rights	(230,000)	-
Deposit	-	(170,000)
Loan	(100,000)	-

Net cash (used in) investing activities	(330,000)	(170,000)

Cash provided by financing activities:
Proceeds from issuance of capital stock	616,250	176,260
Advance from shareholder	10,429	-

Net cash provided by financing activities	626,679	176,260

Increase in cash during the period	151,529	6,244
Cash at beginning of the period	6,244	-

Cash at end of the period	$157,773	$6,244

Cash paid for:
Interest paid	$-	$-
Income taxes	$-	$-

See accompanying notes to financial statements.

F-6

XPLOSION INCORPORATED

NOTES TO FINANCIAL STATEMENTS

October 31, 2016

Note 1. Description of Business and Summary of Significant Accounting Policies

Organization

Xplosion Incorporated (the “Company”) was incorporated under the laws of the State of Nevada on October 6, 2015. The Company is in the business of marketing, distribution of innovative lifestyle and enhancement products and complimentary goods. On December 7, 2015 the Company entered into an Exclusive Global Rights Agreement with Interactive Holdings Limited (“Interactive”) for the exclusive global distribution license for the Sayber X line of self-stimulation devices for men and couples.

Going Concern

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not generated any revenue since commencement of the development stage, has an accumulated deficit, and has had no positive cash flows from operations. It is the Company’s intention to raise additional equity to finance development of a market for its products until positive cash flows can be generated from its operations. However, there can be no assurance that such additional funds will be available to the Company when required or on terms acceptable to the Company and management has determined that there is substantial doubt as to the Company’s ability to continue as a going concern. Such limitations could have a material adverse effect on the Company’s business, financial condition or operations, and these financial statements do not include any adjustment that could result. Failure to obtain sufficient additional funding would necessitate the Company to reduce or limit its operating activities or even discontinue operations.

Change in Presentation

The presentation of the accompanying financial statements has been revised to show results in two fiscal periods, for the period from October 6, 2015 (Inception) to October 31, 2015 and for the fiscal year ended October 31, 2016.

Cash

Cash equivalents with maturity dates less than 90 days from the date of origination are considered to be cash equivalents for all financial reporting purposes. The Company currently has no cash equivalents.

Functional Currency

The financial statements are presented in United States dollars, which is the Company’s functional currency.

Fair Value Measurements

Fair value is defined as the exchange price that will be received for an asset or paid to transfer a liability (an exit price) in the principal. Valuation techniques used to measure fair value should maximize the use of observable inputs and minimize the use of unobservable inputs. To measure fair value, the Company uses the following fair value hierarchy based on three levels of inputs, of which the first two are considered to be observable and the third unobservable:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs are supported by little or no market activity and are significant to the fair value of the assets or liabilities.

F-7

Revenue Recognition

The Company acquires full ownership of all products under its Exclusive Global Distribution Agreement directly from the technology holder and in turn re-sells the products through by wholesale through sub-distributors and also directly to end users via e-commerce. The Company has determined that it is the primary obligator as it i) is responsible for fulfillment; ii) assumes full inventory risk; iii) has no right of return of unsold product; iv) has the sole right to establish selling prices; v) has physical loss inventory risk and vi) has credit risk. The Company recognizes revenue, at the gross amount invoiced, when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, price is fixed and determinable, and collectability is reasonably assured.

Accounts Receivable

Accounts receivable include amounts due from the Company’s pre-sale program. These amounts have been included as part of Deferred Revenue.

Advertising Expenses

Advertising costs are expensed as incurred. During the year ended October 31, 2016 and the period from inception, October 6, 2015, to October 31, 2015 the Company incurred advertising costs of $9,946 and $nil, respectively.

Income Taxes

Deferred income tax assets and liabilities are determined based on temporary differences between financial reporting and tax bases of assets and liabilities, operating loss, and tax credit carryforwards, and are measured using the enacted income tax rates and laws that will be in effect when the differences are expected to be recovered or settled. Realization of certain deferred income tax assets is dependent upon generating sufficient taxable income in the appropriate jurisdiction. The Company records a valuation allowance to reduce deferred income tax assets to amounts that are more likely than not to be realized. The initial recording and any subsequent changes to valuation allowances are based on a number of factors (positive and negative evidence). The Company considers its actual historical results to have a stronger weight than other, more subjective, indicators when considering whether to establish or reduce a valuation allowance.

The Company continually evaluates its uncertain income tax positions and may record a liability for any unrecognized tax benefits resulting from uncertain income tax positions taken or expected to be taken in an income tax return. Estimated interest and penalties are recorded as a component of interest expense and other expense, respectively.

Because tax laws are complex and subject to different interpretations, significant judgment is required. As a result, the Company makes certain estimates and assumptions in: (1) calculating its income tax expense, deferred tax assets, and deferred tax liabilities; (2) determining any valuation allowance recorded against deferred tax assets; and (3) evaluating the amount of unrecognized tax benefits, as well as the interest and penalties related to such uncertain tax positions. The Company’s estimates and assumptions may differ significantly from tax benefits ultimately realized.

Intangible Assets

Intangible assets include distribution rights and are amortized on a straight-line basis over the estimated useful lives of four years from the effective commencement date. The Company periodically evaluates whether changes have occurred that would require revision of the remaining estimated useful life. The Company performs periodic reviews of its capitalized intangible assets to determine if the assets have continuing value to the Company.

Deferred Revenue

The Company records proceeds received from customers for future delivery of product as Deferred Revenue. Revenue is recognized in accordance with the Company’s policy of revenue recognition. The balance of Deferred Revenue at October 31, 2016 includes $19,853 from the Company’s pre-sales program and an initial payment of $100,000 received from a sub-distributor being partial payment towards its purchase order submitted to the Company for 4,000 units.

Impairment of Other Long-Lived Assets

The Company evaluates the recoverability of its property and equipment and other long-lived assets whenever events or changes in circumstances indicate impairment may have occurred. An impairment loss is recognized when the net book value of such assets exceeds the estimated future undiscounted cash flows attributed to the assets or the business to which the assets relate. Impairment losses, if any, are measured as the amount by which the carrying value exceeds the fair value of the assets. During both the year October 31, 2016 the period from inception, October 6, 2015, to October 31, 2015, the Company identified no impairment losses related to the Company’s long-lived assets.

Net Loss Per Share

Basic net loss per share is calculated by dividing the net loss attributable to common shareholders by the weighted average number of common shares outstanding in the period. Diluted loss per share takes into consideration common shares outstanding (computed under basic loss per share) and potentially dilutive securities. For the year ended October 31, 2016, there are no outstanding stock options and warrants. Common shares issuable are considered outstanding as of the original approval date for purposes of earnings per share computations.

F-8

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the fiscal year. The Company bases its estimates on historical experience, current conditions and on other assumptions that it believes to be reasonable under the circumstances. Actual results could differ from those estimates and assumptions.

Financial Instruments

The Company has the following financial instruments: cash, accounts receivable, loan receivable, accounts payable, deferred revenue and loan payable. The carrying value of these financial instruments approximates their fair value due to their liquidity or their short-term nature.

Share Issuances for Services, Debt Instruments and Interest

The Company issues instruments to non-employees for the receipt of goods and services, and, in certain circumstances the settlement of short-term loan arrangements. The applicable GAAP establishes that share-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

In these transactions, the Company issues unregistered and restricted equity instruments. Additionally, the Company currently has no shares of freely-tradeable stock with a quoted market price (a Level 1input within the GAAP hierarchy).

When unregistered common shares are issued for the settlement of short-term financing arrangements (that are not initially convertible), the reacquisition price of the extinguished financing arrangement is determined by the value of the debt which is more clearly evident, and no additional inducement expense is recognized.

In situations in which the Company issues unregistered restricted common shares in exchange for goods and services, and the value of the goods and services are not the most reliably measurable, the Company recognizes the fair value of the unregistered restricted equity instruments based on the value of similar instruments issued in private placements in exchange for cash in the most recent transactions (a Level 2 input within the GAAP hierarchy). The Company has determined this methodology reflects the risk adjusted fair value of its unregistered restricted equity instruments using a commercially reasonable valuation technique.

Emerging Growth

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2014-09 – Revenue From Contracts with Customers, which will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principal of this ASU is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.

The original effective date for ASU 2014-09 would have required the Company to adopt beginning in its first quarter 2017. In July 2015, the FASB voted to amend ASU 2014-09 by approving a one year deferral of the effective date as well as providing the option to early adopt the standard on the original effective date. Accordingly, the Company may adopt the standard in either its first quarter of 2017 or 2018. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company is currently evaluating the timing of its adoption and the impact of adopting the new revenue standard on its financial statements.

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as "Development Stage Entities" (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has adopted this standard.

F-9

In April 2015, the FASB issued ASU2015-03, Imputation of Interest, requiring entities to present debt issuance costs related to a debt liability as a reduction of the carrying amount of the liability. In August 2015, the FASB issued ASU 2015-15 to provide additional guidance related to debt issuance costs related to line-of-credit arrangements. The guidance is effective for annual and interim periods beginning after December 15, 2015, and early adoption is permitted. The Company has adopted this standard.

In February 2016, the FASB issued ASU2016-02, Leases (Topic 842), requiring entities to a right-of-use asset and a lease liability for virtually all of their leases. This standard is effective for annual and interim periods beginning after December 15, 2018, and early adoption is permitted. The Company is currently evaluating the timing of its adoption and the impact of adopting the new standard on its financial statements.

Note 2. Deposit and Exclusive Global Distribution Agreement

During the initial fiscal period ended October 31, 2015 the Company advanced, to the technology holder Interactive, a total of $170,000 as a deposit against the cost of an exclusive agreement for global licensing and distribution of the SaybereX products which was being negotiated at the time.

On December 7, 2015 the Company concluded an exclusive agreement for global licensing and distribution of the SayberX products with Interactive. The Company paid a total of $400,000, including the $170,000 deposit, for these exclusive rights. The initial term ends December 31, 2019 and the Company has the right to renew for an additional five years, with terms to be negotiated.

The Company is required to make annual minimum purchases (“Purchase Targets”) in order to maintain the agreement. In general it is expected these Purchase Targets are to be set at 50% of the minimum Sales Target agreed to annually between the Company and Interactive, however, the targets are yet to be agreed and finalized between the parties. At the time of the Agreement no such targets were set. Discussions are underway between the Company and Interactive however as yet such minimum Sales Targets have not been established.

The Company also employs the two principal shareholders of Interactive (“Consultants”), during the term of the Distribution Agreement with remuneration to each of the individuals equal to 7.5% (total of 15%) of the Company’s annual gross profits related to sales which originate from each or either of their corporate or individual relationships. The Consultants are also entitled to receive annual bonuses each of 2.5% (total of 5%) of the Company’s gross revenues related to Interactive technology / products providing pre-agreed revenue targets are achieved. To date no such targets have been established.

Subsequent to October 31, 2016 the Company placed an order for 5,000 units.

The Distribution Rights are being amortized on the straight-line basis over 4 years.

Note 3. Loan Receivable

The Company has lent $100,000 to Interactive which is repayable on or before January 31, 2017, together with interest, calculated at the rate of 2% per month.

Note 4. Sub-Distribution Agreement

During the year ended October 31, 2016 the Company entered into an exclusive sub-distribution agreement covering the countries of China, including Hong Kong, Japan and Taiwan. The sub-distribution agreement has an initial term ending December 31, 2019, with rights to renew for an additional 5 year term. The following is the minimum purchase commitments:

•	Initial period ending December 31, 2017	15,000 units	$2,125,000
•	Year ending December 31, 2018	25,000 units	$3,562,500
•	Year ending December 31, 2019	35,000 units	$4,987,500

During the year ended October 31, 2016 the Company received a purchase order for 4,000 units from the sub-distributor.

Note 5. Related Party Transactions

During the year ended October 31, 2016 an officer and director of the Company advanced $10,429. The balance owing as at October 31, 2016 of $10,429 is included in amounts due to shareholders.

F-10

Note 6. Share Capital

Preferred Stock

The Company’s authorized capital includes 100,000,000 shares of preferred stock of $0.001 par value. The designation of rights including voting powers, preferences, and restrictions shall be determined by the Board of Directors before the issuance of any shares.

No shares of preferred stock are issued and outstanding as of October 31, 2016.

Common Stock

The Company is authorized to issue 300,000,000 shares of common stock, par value of $0.001.

During the year ended October 31, 2016 the Company issued on

•	October 6, 2015, 100 shares of common stock for proceeds of $10

•	October 6, 2015, 6,250,000 shares of common stock for proceeds of $6,250

•	October 31, 2015, 34,000,000 shares of common stock for proceeds of $170,000

•	December 4, 2015, 2,000,000 shares of common stock for proceeds of $100,000

•	December 24, 2015, 1,675,000 shares of common stock for proceeds of $83,750

•	January 5, 2016, 1,500,000 shares of common stock for proceeds of $75,000

•	March 15, 2016, 600,000 shares of common stock for proceeds of $30,000

•	April 6, 2016, 1,000,000 shares of common stock for proceeds of $50,000

•	April 29, 2016, 1,000,000 shares of common stock for proceeds of $100,000

•	May 24, 2016, 250,000 shares of common stock for proceeds of $25,000

•	July 5, 2016, 375,000 shares of common stock for proceeds of $37,500

•	August 4, 2016, 175,000 shares of common stock for proceeds of $17,500

•	September 2, 2016, 487,500 shares of common stock for proceeds of $97,500

F-11

Note 7. Income Taxes

Income taxes are recognized for the amount of taxes payable for the current year and for the impact of deferred tax assets and liabilities, which represent consequences of events that have been recognized differently in the financial statements under GAAP than for tax purposes.

Loss from operations before income taxes amounted to $326,316

	2016	2015
Loss from operations before income taxes	$122,526	$874
Adjustment for non-deductable expenses	12,453	-

Income tax benefit	$110,073	$874
Effective tax rate	34%	34%

Deferred Tax Assets

As of October 31, 2016, the Company has federal net operating losses of $326,000available for future deduction from taxable income. The potential benefit of net operating loss carryforwards has not been recognized in the financial statements since the Company cannot determine that it is more likely than not that such benefit will be utilized in future years. The Company has not filed any income tax returns to date. The components of the net deferred tax asset and the amount of the valuation allowance are as follows:

	2016	2015
Deferred tax assets
Net operating loss carryforward	$110,947	$874

Valuation allowance	(110,947)	(874)
Net deferred tax assets	$-	$-

The increase in valuation allowance for the year ended October 31, 2016 amounted to $110,073 and $874 for the period from inception, October 6, 2015, to October 31, 2015.

Note 8. Commitments

The Company has entered into a consulting contract which covers the period October 1, 2016 to December 31, 2017 in the amount of $10,000 per month. The first month and the last two months of the agreement have been prepaid and the amount is included in prepaid expenses.

Note 9. Subsequent Events

For the purpose of the accompanying financial statements, subsequent events have been evaluated through March 14, 2017, which is the date these financial statements were available to be issued.

On November 1, 2016 the Company entered into an agreement for a revolving loan facility of up to $150,000. The loan, due on or before October 31, 2018, is unsecured and with interest of 2% per month, calculated based on the amount of principal outstanding at the end of each month, due on repayment. If the total principal outstanding and accrued interest is not paid at maturity the Company will make a Default Payment consisting of 4.49% of the total of issued and outstanding shares of the Company at that date. A net of $126,063 has been advanced through March 14, 2017.

On January 25, 2017 the Company received a subscription for 175,000 shares of common stock for cash proceeds of $87,500.

F-12

XPLOSION INCORPORATED

Financial Statements

for the Six months ended

April 30, 2017

(unaudited).

F-13

XPLOSION INCORPORATED

Balance Sheets

April 30, 2017 and October 31, 2016

(unaudited)

	Ápril 30	Óctober 31
	2017	2016
Assets

Current assets:
Cash	$3,100	$157,773
Accounts receivable	-	18,447
Accrued interest receivable	26,020	12,509
Inventory	137,464	-
Deposit and prepaid expenses	156,803	20,000
Loans receivable	100,000	100,000

Total current assets	423,387	308,729

Distribution rights, net	266,669	316,667

Total assets	$690,056	$625,396

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$32,751	$65,545
Accrued expenses	7,182	-
Deferred revenue	156,240	119,853
Loan payable	71,237	-
Due to shareholder	8	10,429
Total current liabilities	267,418	195,827

Total liabilities	267,418	195,827

Stockholders' Equity
Preferred stock: $0.001 par value, authorized 100,000,000 shares, issued and outstanding nil shares	-	-
Common Stock: $0.001 par value, authorized 300,000,000 shares, issued and outstanding 49,487,600 shares (2016 - 49,312,600)	49,488	49,313
Additional paid-in capital	830,522	743,197
Retained Earnings (Deficit)	(457,372)	(362,941)
Total stockholders' equity	422,638	429,569
Total liabilities and stockholders' equity	$690,056	$625,396

See accompanying notes to financial statements

F-14

XPLOSION INCORPORATED

Statements of Operations

For the three and six months ended April 30, 2017 and 2016

(unaudited)

	Three Months ended April 30		Six Months ended April 30
	2017	2016	2017	2016

Revenue:	$327,684	$-	$327,684	$-

Cost of revenue	289,614	-	289,614

Gross margin	38,070	-	38,070	-

Expenses:
General and administrative	16,042	15,649	43,128	16,530
Marketing	40,358	61,607	79,090	79,541
Amortization	24,999	25,000	49,998	44,444
	81,399	102,256	172,216	140,515

Income (loss) from operations	(43,329)	(102,256)	(134,146)	(140,515)

Other income and expense:
Interest expense	(6,519)	-	(11,285)	-
Interest income	45,000	-	51,000	-
	38,481	-	39,715	-

Net Loss	$(4,848)	$(102,256)	$(94,431)	$(140,515)

Net loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding	49,487,600	48,025,100	49,404,451	44,299,551

See accompanying notes to financial statements

F-15

XPLOSION INCORPORATED

Statements of Stockholders' Equity

For the six months ended April 30, 2017, year ended October 31, 2016 and the period from October 6, 2015 (inception) to October 31, 2015

(unaudited)

	Common Stock		Additional	Retained	Total
	Number of Shares	Amount	Paid-in Capital	Earnings (Deficit)	Stockholders' Equity

Balance October 6, 2015	-	$-	$-	$-	$-

Shares issued for cash
October 6, 2015	100	1	9		10
October 6, 2015	6,250,000	6,250	-		6,250
October 31, 2015	34,000,000	34,000	136,000		170,000

Net loss				(2,572)	(2,572)

Balance October 31, 2015	40,250,100	40,251	136,009	(2,572)	173,688

December 4, 2015	2,000,000	2,000	98,000		100,000
December 24, 2015	1,675,000	1,675	82,075		83,750
January 5, 2016	1,500,000	1,500	73,500		75,000
March 15, 2016	600,000	600	29,400		30,000
April 6, 2016	1,000,000	1,000	49,000		50,000
April 29, 2016	1,000,000	1,000	99,000		100,000
May 24, 2016	250,000	250	24,750		25,000
July 5, 2016	375,000	375	37,125		37,500
August 4, 2016	175,000	175	17,325		17,500
September 2, 2016	487,500	487	97,013		97,500

Net loss	-	-	-	(360,369)	(360,369)

Balance October 31, 2016	49,312,600	49,313	743,197	(362,941)	429,569

Shares issued for cash, January 25, 2017	175,000	175	87,325		87,500

Net loss				(94,431)	(94,431)

Balance April 30, 2017	49,487,600	$49,488	$830,522	$(457,372)	$422,638

See accompanying notes to financial statements.

F-16

XPLOSION INCORPORATED

Statements of Cash Flows

For the six months ended April 30, 2017 and 2016

(unaudited)

	2017	2016

Cash provided by (used in) operating activities:

Operating activities:
Net loss	$(94,431)	$(140,515)

Adjustments to reconcile net loss to net cash used in operating activities:

Amortization of distribution rights	49,998	44,444

Changes in assets and liabilities
Accounts receivable	18,447	-
Accounts payable	32,196	29,470
Accrued interest receivable	(51,001)	-
Accrued expenses	7,182	-
Inventory	(137,464)	-
Deposits and prepaid expenses	(136,803)	-
Deferred revenue	36,387	-

Net cash used in operating activities	(275,489)	(66,601)

Cash used in investing activities:

Purchase of distribution rights	-	(230,000)
Loan	(27,500)	(50,000)

Net cash (used in) investing activities	(27,500)	(280,000)

Cash provided by financing activities:
Proceeds from issuance of capital stock	87,500	438,750
Proceeds from loan payable	71,237
(Repayment) advance from shareholder	(10,421)	7,209

Net cash provided by financing activities	148,316	445,959

Increase (Decrease) in cash during the period	(154,673)	99,358
Cash at beginning of the period	157,773	6,244

Cash at end of the period	$3,100	$105,602

Cash paid for:
Interest paid	$9,808	$-
Income taxes	$-	$-

See accompanying notes to financial statements.

F-17

XPLOSION INCORPORATED

NOTES TO FINANCIAL STATEMENTS

April 30, 2017

(unaudited)

Note 1. Description of Business and Summary of Significant Accounting Policies

Organization

Xplosion Incorporated (the “Company”) was incorporated under the laws of the State of Nevada on October 6, 2015. The Company is in the business of marketing, distribution of innovative lifestyle and enhancement products and complimentary goods. On December 7, 2015 the Company entered into an Exclusive Global Rights Agreement with Interactive Holdings Limited (“Interactive”) for the exclusive global distribution license for the SayberX line of self-stimulation devices for men and couples.

Interim Period Financial Statements

The accompanying unaudited interim condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and with the Securities and Exchange Commission’s instructions. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. The results of operations reflect interim adjustments, all of which are of a normal recurring nature and, in the opinion of management, are necessary for a fair presentation of the results for such interim period. The results reported in these interim financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year. Certain information and note disclosure normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the Securities and Exchange Commission’s rules and regulations. These unaudited interim financial statements should be read in conjunction with the Company’s audited financial statements for the year ended October 31, 2016.

Going Concern

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit, and has had no positive cash flows from operations. It is the Company’s intention to raise additional equity to finance development of a market for its products until positive cash flows can be generated from its operations. However, there can be no assurance that such additional funds will be available to the Company when required or on terms acceptable to the Company. In the event, we are unable to obtain sufficient additional funding when needed in order to fund our ongoing operations, we would not be able to continue as a going concern and maybe forced to severely curtail or cease operations and liquidate the Company.Such limitations could have a material adverse effect on the Company’s business, financial condition or operations, and these financial statements do not include any adjustment that could result.

Cash

Cash equivalents with maturity dates less than 90 days from the date of origination are considered to be cash equivalents for all financial reporting purposes. The Company currently has no cash equivalents.

F-18

Functional Currency

The financial statements are presented in United States dollars, which is the Company’s functional currency

Fair Value Measurements

Fair value is defined as the exchange price that will be received for an asset or paid to transfer a liability (an exit price) in the principal. Valuation techniques used to measure fair value should maximize the use of observable inputs and minimize the use of unobservable inputs. To measure fair value, the Company uses the following fair value hierarchy based on three levels of inputs, of which the first two are considered to be observable and the third unobservable:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs are supported by little or no market activity and are significant to the fair value of the assets or liabilities.

Revenue Recognition

The Company acquires full ownership of all products under its Exclusive Global Distribution Agreement directly from the technology holder and in turn re-sells the products through by wholesale through sub-distributors and also directly to end users via e-commerce. The Company has determined that it is the primary obligator as it i) is responsible for fulfillment; ii) assumes full inventory risk; iii) has no right of return of unsold product; iv) has the sole right to establish selling prices; v) has physical loss inventory risk and vi) has credit risk. The Company recognizes revenue, at the gross amount invoiced, when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, price is fixed and determinable, and collectability is reasonably assured.

During the six months ended April 30, 2017 $300,000 or 91.6% of the Company’s revenue was concentrated in the hands of one major customer.

Accounts Receivable

Accounts receivable include amounts due from the Company’s pre-sale program. These amounts have been included as part of Deferred Revenue.

Inventory

Inventory consisting of Sayber X units is stated at the lower of costs (first in, first out method) or net realizable value.

Advertising Expenses

Advertising costs are expensed as incurred. During the six months ended April 30, 2017 and 2016 the Company incurred advertising costs of $nil and $nil, respectively.

F-19

Income Taxes

Deferred income tax assets and liabilities are determined based on temporary differences between financial reporting and tax bases of assets and liabilities, operating loss, and tax credit carryforwards, and are measured using the enacted income tax rates and laws that will be in effect when the differences are expected to be recovered or settled. Realization of certain deferred income tax assets is dependent upon generating sufficient taxable income in the appropriate jurisdiction. The Company records a valuation allowance to reduce deferred income tax assets to amounts that are more likely than not to be realized. The initial recording and any subsequent changes to valuation allowances are based on a number of factors (positive and negative evidence). The Company considers its actual historical results to have a stronger weight than other, more subjective, indicators when considering whether to establish or reduce a valuation allowance.

The Company continually evaluates its uncertain income tax positions and may record a liability for any unrecognized tax benefits resulting from uncertain income tax positions taken or expected to be taken in an income tax return. Estimated interest and penalties are recorded as a component of interest expense and other expense, respectively.

Because tax laws are complex and subject to different interpretations, significant judgment is required. As a result, the Company makes certain estimates and assumptions in: (1) calculating its income tax expense, deferred tax assets, and deferred tax liabilities; (2) determining any valuation allowance recorded against deferred tax assets; and (3) evaluating the amount of unrecognized tax benefits, as well as the interest and penalties related to such uncertain tax positions. The Company’s estimates and assumptions may differ significantly from tax benefits ultimately realized.

Intangible Assets

Intangible assets include distribution rights and are amortized on a straight-line basis over the estimated useful lives of four years from the effective commencement date. The Company periodically evaluates whether changes have occurred that would require revision of the remaining estimated useful life. The Company performs periodic reviews of its capitalized intangible assets to determine if the assets have continuing value to the Company.

Deferred Revenue

The Company records proceeds received from customers for future delivery of product as Deferred Revenue. Revenue is recognized in accordance with the Company’s policy of revenue recognition.

Impairment of Other Long-Lived Assets

The Company evaluates the recoverability of its property and equipment and other long-lived assets whenever events or changes in circumstances indicate impairment may have occurred. An impairment loss is recognized when the net book value of such assets exceeds the estimated future undiscounted cash flows attributed to the assets or the business to which the assets relate. Impairment losses, if any, are measured as the amount by which the carrying value exceeds the fair value of the assets. During the six month periods ended April 30, 2017 and 2016, the Company identified no impairment losses related to the Company’s long-lived assets.

Net Loss Per Share

Basic net loss per share is calculated by dividing the net loss attributable to common shareholders by the weighted average number of common shares outstanding in the period. Diluted loss per share takes into consideration common shares outstanding (computed under basic loss per share) and potentially dilutive securities. For the six months ended April 30, 2017, there are no outstanding stock options and warrants. Common shares issuable are considered outstanding as of the original approval date for purposes of earnings per share computations.

F-20

Use of Estimates

 The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the fiscal year. The Company bases its estimates on historical experience, current conditions and on other assumptions that it believes to be reasonable under the circumstances. Actual results could differ from those estimates and assumptions.

Financial Instruments

The Company has the following financial instruments: cash, accounts receivable, inventory, deposits and prepaid expenses, loan receivable, accounts payable, deferred revenue and loan payable. The carrying value of these financial instruments approximates their fair value due to their liquidity or their short-term nature.

Share Issuances for Services, Debt Instruments and Interest

The Company issues instruments to non-employees for the receipt of goods and services, and, in certain circumstances the settlement of short-term loan arrangements. The applicable GAAP establishes that share-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

In these transactions, the Company issues unregistered and restricted equity instruments. Additionally, the Company currently has no shares of freely-tradeable stock with a quoted market price (a Level 1input within the GAAP hierarchy).

When unregistered common shares are issued for the settlement of short-term financing arrangements (that are not initially convertible), the reacquisition price of the extinguished financing arrangement is determined by the value of the debt which is more clearly evident, and no additional inducement expense is recognized.

In situations in which the Company issues unregistered restricted common shares in exchange for goods and services, and the value of the goods and services are not the most reliably measurable, the Company recognizes the fair value of the unregistered restricted equity instruments based on the value of similar instruments issued in private placements in exchange for cash in the most recent transactions (a Level 2 input within the GAAP hierarchy). The Company has determined this methodology reflects the risk adjusted fair value of its unregistered restricted equity instruments using a commercially reasonable valuation technique.

Emerging Growth

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

F-21

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2014-09 – Revenue From Contracts with Customers, which will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principal of this ASU is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.

The original effective date for ASU 2014-09 would have required the Company to adopt beginning in its first quarter 2017. In July 2015, the FASB voted to amend ASU 2014-09 by approving a one year deferral of the effective date as well as providing the option to early adopt the standard on the original effective date. Accordingly, the Company may adopt the standard in either its first quarter of 2017 or 2018. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company is currently evaluating the timing of its adoption and the impact of adopting the new revenue standard on its financial statements.

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as "Development Stage Entities" (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has adopted this standard.

In April 2015, the FASB issued ASU2015-03, Imputation of Interest, requiring entities to present debt issuance costs related to a debt liability as a reduction of the carrying amount of the liability. In August 2015, the FASB issued ASU 2015-15 to provide additional guidance related to debt issuance costs related to line-of-credit arrangements. The guidance is effective for annual and interim periods beginning after December 15, 2015, and early adoption is permitted. The Company has adopted this standard.

In February 2016, the FASB issued ASU2016-02, Leases (Topic 842), requiring entities to a right-of-use asset and a lease liability for virtually all of their leases. This standard is effective for annual and interim periods beginning after December 15, 2018, and early adoption is permitted. The Company is currently evaluating the timing of its adoption and the impact of adopting the new standard on its financial statements.

Note 2. Exclusive Global Distribution Agreement

On December 7, 2015 the Company concluded an exclusive agreement for global licensing and distribution of the SayberX products with Interactive. The Company paid a total of $400,000 for these exclusive rights. The initial term ends December 31, 2019 and the Company has the right to renew for an additional five years, with terms to be negotiated.

F-22

The Company is required to make annual minimum purchases (“Purchase Targets”) in order to maintain the agreement. In general it is expected these Purchase Targets are to be set at 50% of the minimum Sales Target agreed to annually between the Company and Interactive, however, the targets are yet to be agreed and finalized between the parties. At the time of the Agreement no such targets were set. Discussions are underway between the Company and Interactive however as yet such minimum Sales Targets have not been established.

The Agreement restricts the Company’s gross profit on wholesale sales to 10%.

The Company also employs the two principal shareholders of Interactive (“Consultants”), during the term of the Distribution Agreement with remuneration to each of the individuals equal to 7.5% (total of 15%) of the Company’s annual gross profits related to sales which originate from each or either of their corporate or individual relationships. The Consultants are also entitled to receive annual bonuses each of 2.5% (total of 5%) of the Company’s gross revenues related to Interactive technology / products providing pre-agreed revenue targets are achieved. To date no such targets have been established.

The Distribution Rights are being amortized on the straight-line basis over 4 years.

Note 3. Loan Receivable

The Company has lent $100,000 to Interactive which is repayable on or before January 31, 2017, together with interest, calculated at the rate of 2% per month. The loan was due January 31, 2017 and is currently in default. Interest has been calculated in accordance with the default provisions of the loan agreement – 10% for the first 30 days of default; 15% for the second 30 days of default; 20% for the third 30 days of default.

In addition, the Company has advanced a further amount of $27,500 which is non-interest bearing with no specific terms of repayment.

The Company owes Interactive $64,990 for unpaid inventory. For financial statement presentation the Company has offset the amount owing to reduce the non-interest bearing loan by $27,500 and accrued interest receivable by $37,490. This is in accordance with ASC 210-20-45-1 and the right of offset meets all criteria based on discussions between the Company and Interactive regarding settlement.

Note 4. Sub-Distribution Agreement

During the year ended October 31, 2016 the Company entered into an exclusive sub-distribution agreement covering the countries of China, including Hong Kong, Japan and Taiwan. The sub-distribution agreement has an initial term ending December 31, 2019, with rights to renew for an additional 5 year term. The following is the minimum purchase commitments:

•	Initial period ending December 31, 2017 15,000 units $2,125,000

•	Year ending December 31, 2018 25,000 units $3,562,500

•	Year ending December 31, 2019 35,000 units $4,987,500

The Company has received a purchase order for 4,000 units from the sub-distributor. Of this order, 2,000 units have been delivered and included in revenue for the six months ended April 30, 2017. Included in Deferred Revenue is an amount of $150,000 received from the sub-distributor which represents a 50% deposit on the remaining 2,000 units to be delivered.

Note 5. Revolving Loan Facility

On November 1, 2016 the Company entered into an agreement for a revolving loan facility of up to $150,000. The loan, due on or before October 31, 2018, is unsecured and with interest of 2% per month, calculated based on the amount of principal outstanding at the end of each month. If the total principal outstanding and accrued interest is not paid at maturity the Company will make a Default Payment consisting of 4.49% of the total of issued and outstanding shares of the Company at that date.

F-23

Note 6. Related Party Transactions

During the six months ended April 30, 2017 the Company repaid advances made by the Company’s sole officer and director in the amount of $10,421. The balance owing as at April 30, 2017 of $8 is included in amounts due to shareholders.

During the six months ended April 30, 2017 and 2016 the Company paid fees of $5,065 and $nil, respectively, to its sole officer and directors

Note 7. Share Capital

Preferred Stock

The Company’s authorized capital includes 100,000,000 shares of preferred stock of $0.001 par value. The designation of rights including voting powers, preferences, and restrictions shall be determined by the Board of Directors before the issuance of any shares.

No shares of preferred stock are issued and outstanding as of October 31, 2016.

Common Stock

The Company is authorized to issue 300,000,000 shares of common stock, par value of $0.001.

During the six months ended April 30, 2017 the Company issued on

•	January 25, 2017, 175,000 shares of common stock for proceeds of $87,500

During the fiscal periods endedended October 31, 2016 and 2015 the Company issued on

•	October 6, 2015, 100 shares of common stock for proceeds of $10

•	October 6, 2015, 6,250,000 shares of common stock for proceeds of $6,250

•	October 31, 2015, 34,000,000 shares of common stock for proceeds of $170,000

•	December 4, 2015, 2,000,000 shares of common stock for proceeds of $100,000

•	December 24, 2015, 1,675,000 shares of common stock for proceeds of $83,750

•	January 5, 2016, 1,500,000 shares of common stock for proceeds of $75,000

•	March 15, 2016, 600,000 shares of common stock for proceeds of $30,000

•	April 6, 2016, 1,000,000 shares of common stock for proceeds of $50,000

•	April 29, 2016, 1,000,000 shares of common stock for proceeds of $100,000

•	May 24, 2016, 250,000 shares of common stock for proceeds of $25,000

•	July 5, 2016, 375,000 shares of common stock for proceeds of $37,500

•	August 4, 2016, 175,000 shares of common stock for proceeds of $17,500

•	September 2, 2016, 487,500 shares of common stock for proceeds of $97,500

Note 8. Commitments

The Company has entered into a consulting contract which covers the period October 1, 2016 to December 31, 2017 in the amount of $10,000 per month. The last two months of the agreement have been prepaid and the amount is included in prepaid expenses.

Note 9. Subsequent Events

For the purpose of the accompanying financial statements, subsequent events have been evaluated through June 9, 2017, which is the date these financial statements were available to be issued.

F-24

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

Forward Looking Statements

This Prospectus contains certain forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for the purposes of this Prospectus, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties and actual results could differ materially from those anticipated by the forward-looking statements.

Overview and Operation Plan

We are a development stage company engaged in the development, marketing, distribution and sale of 0ur flagship products being the Sayber X automated self-stimulation device for men and the X Ring controller, which together anchor our first lifestyle enhancement offering being the complete Sayber X line of products. . On December 7, 2015, we entered into an Exclusive Global Rights Agreement with Interactive Holdings Limited pursuant to which we acquired the exclusive global distribution license for such products for men and couples. To date, our management has devoted much of its time and effort to organizational and financing matters. Through the date of this prospectus, we have not generated any revenue, and we have realized a net loss from operations. For the period from inception (October 6, 2015) through October 31, 2016, we incurred a net loss of $362,941, or $0.01per share. Operating expenses for the period consisted of general and administrative expenses of $43,258, marketing expense of $249,488, and amortization expense of $83,333. During the six months ended April 30, 2017, we incurred an additional net loss of $94,431 ($0.00 per share). Our operating expenses of $172,216 during that period included general and administrative expense of $43,128, marketing expense of $79,090, and amortization of $49,998.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment during the twelve months beginning May 1, 2017.

Personnel Plan

We do not expect any material changes in the number of employees during the twelve months beginning May 1, 2017. We do and will continue to outsource contract employment as needed.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors. Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties.

Plan of Operation

The success of our business is dependent upon consistently driving a significant amount of online users (Internet ‘traffic’) to our e-commerce website that will then purchase our products as well as being able to consistently source and negotiate sub-distribution agreements with other distributors, wholesalers or retailers in global markets that wish to purchase the products from our Company for resale. Our ability to acquire or develop appealing products and deliver them on a price-competitive basis is also paramount to our success. As our business grows, we must also attract and retain qualified expert marketing and product consultants so that we can keep pace with the changing technology and consumers tastes, and provide customers with desirable, well-made products.

We cannot be certain that:

•	Future sales revenue will be significant;
•	Any sales will be profitable; or
•	We will achieve commercial acceptance for any of our adult products in the future.

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The likelihood of our success will also depend upon our ability to:

•	Raise additional capital from equity and/or debt financing to overcome the problems and risks described herein;
•	Absorb the expenses and delays frequently encountered in the operation of a new business; and
•	Succeed in the competitive environment in which we will operate.

Although management intends to explore all available alternatives for equity and/or debt financing, including, but not limited to, private and public securities offerings, we cannot be certain that we will be able to generate additional capital. Our continuation as a going concern is dependent on our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to achieve profitability. We are unable to accurately calculate the exact cost of our plan of operation over the next twelve months. The plan of operation over this period is to focus upon completing our website and e-commerce platform, acquiring our product inventory, executing our marketing plan, and identifying and evaluating products for potential development or acquisition.

The full implementation of our business plan, including the employment or retention of experts as consultants, is dependent upon our ability to raise significant additional capital from equity and/or debt financing in addition to that anticipated from this offering and/or achieve significant profits from operations. We believe that we may not realize significant profits from operations in the next year and that it will be necessary to raise additional funds after the expiration of one year following the closing of this offering. We have no organized plan to raise capital in addition to that anticipated from this offering. However, we intend to increase our efforts to raise capital, exploring all available alternatives for debt and/or equity financing, including, but not limited to, private and public securities offerings. We cannot be certain that these efforts will be successful. In the event that only limited additional financing is received, we expect our opportunities for sales of the Sayber X product or additional lifestyle enhancement products may be limited. Further, even if we succeed in obtaining the level of funding necessary to fully implement our business plan and proposed integrated marketing campaign and, in turn, obtain a sizable customer base, this will not ensure the realization by us of profits from operations.

Satisfaction of our cash obligations for the next 12 months.

The pre-sales launch of the Sayber and X Ring began in September 2016 with a test crowdfunding campaign on the website Indiegogo. Xplosion proceeded to secure nearly $20,000 USD in pre-sales with the Indiegogo campaign exceeding its campaign target of $16,000 USD worth of product pre-sold for future delivery to clients. Furthermore, the Company has entered into its first sub-distribution agreement covering the markets of China and Japan and the Company is in active negotiation to source and secures further such agreements. To date, our sub-distributor, Vibe 9 Ventures has purchased 2,000 units in consideration of $300,000 (which amount is included in our gross revenue for the three and six months ended April 30, 2017). These unites were delivered effective April 15, 2017. Vibe 9 has also paid a 50% deposit in the amount of $150,000 for the purchase of an additional 2,000 units. Pursuant to our distribution agreement, Vibe 9 must pay the $150,000 balance of the purchase price before release of the additional 2,000 units. We will derive revenue from the wholesale of products to Vibe 9 Ventures for distribution.

As at the date of this prospectus, we have paid $85,000 in deposit for, and taken delivery of, 1,000 units of inventory designated for sub-distribution or direct sale. The total purchase price of the units is $149,990 ($149.99 per complete package set inclusive of a SayberX unit and a SayberX ring). 288 of the 1,000 units were shipped to our fulfillment provider in Los Angeles (110 have been sold and delivered), while 600 units are being warehoused with our fulfillment provider in Hong Kong. The balance of 112 units has been accepted as delivered and is warehoused on our behalf in China by the product manufacturer. The $64,990 balance of the purchase price ($64.99 per unit) is payable from the proceeds of units sold.

Our plan of operation has provided for us to: (i) complete the development of our website and e-commerce platform; (ii) begin phase 1 of our marketing plan; (iii) acquire our initial product inventory and initiate product sales; and (iv) research, identify and evaluate new products for potential acquisition or development, and integration into our product offerings. We do not have sufficient cash to complete any of these tasks over the next twelve to fifteen months. We have prepared this offering to provide the amount of funds required to execute our business plans follows:

Estimated Expenses for the Twelve Months Beginning May 1, 2017

WEBSITE and PRODUCT DEVELOPMENT		Anticipated Completion
Website Development and Testing	$150,000	12 months
Webservers / Hosting	$50,000	12 months
Marketing & Advertising	$1,250,000	12 months
Inventory	$750,000	12 months
Salaries and Consulting Fees	$250,000	12 months
New Product Research and Development	50,000	12 months
Total	$2,500,000

ADMINISTRATION EXPENDITURES
Professional Fees	$150,000	12 months
Office, phone and Admin	$50,000	12 months
Filing Expense (EDGAR, Nevada, etc.)	$3,500	12 months
Total	$203,500

CONTINGENCY/WORKING CAPITAL	$296,500	12 months

Total	$3,000,000

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If we are unsuccessful in selling 100% of the offering, we will be forced to re-prioritize and limit our expenditures until such time as we are able to either raise the cash required privately or launch another offering. Please see the section “USE OF PROCEEDS” on page 18 of this Prospectus for a summary of how we currently intend to apply proceeds received from this offering if less than 100% of the offering is sold.

Our Chief Executive Officer and director, Mr. Nicholas Galan, has agreed to continue his part time work until such time as there are either sufficient funds from operations, or alternatively, that funds are available through private placements or another offering in the future. We have not allocated any pay for Mr. Galan out of the funds being raised in this offering. If we were to not receive any additional funds, including the funds from this offering, we could continue in business for the next 12 months. However, we would not be in a position to complete our website and e-ecommerce platform, begin any significant marketing activities, or acquire sufficient inventory to begin online product sales.

If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us. If we are unable to raise any capital whatsoever via equity placements, or loan agreements, it may make it impossible for us to execute on our business plan.

Results of Operations

Results of operation for the period from October 6, 2015 (Inception) to October 31, 2015, and for the year ended October 31, 2016.

	Year Ended October 31, 2016	Period from October 6, 2015 (Inception) to October 31, 2015

Revenue	$-	$-
Total Operating Expenses	$373,507	$2,572
Other Income	$13,138	-
Net Loss	$360,369	$2,572

We did not earn any revenues from business operations for the period from October 6, 2015 (Inception) to October 31, 2015, or for the year ended October 31, 2016. As at October 31, 2016 we incurred $373,507 in operating expenditures and generated a net loss of $360,369. Our operating expenses during the year ended October 31, 2016 have consisted of general and administrative, marketing and amortization expense.

Results of operation for the Three and Six Months ended April 30, 2017 and 2016

	Three Months ended April 30, 2017 (unaudited)	Three Months ended April 30, 2016 (unaudited)	Six Months ended April 30, 2017 (unaudited)	Six Months ended April 30, 2016 (unaudited)

Revenue	$327,684	$-	$327,684	$-
Gross Margin	$38,070	$-	$38,070	$-
Total Operating Expenses	$81,399	$102,256	$172,216	$140,515
Other Income	$38,481	-	$39,715	$-
Net Loss	$4,848	$102,256	$94,431	$140,515

We earned revenues from business operations of $327,684 while recording a gross margin of $38,070 for the three months and six months ended April 30, 2017. We earned no revenues during the corresponding periods in 2016. Our revenues during the three months ended April 30, 2017 consisted of $27,684 from direct e-commerce sales (8.44% of revenues) and $300,000 in wholesale sales (91.66% of total revenues). Our global license agreement with Interactive Holdings limits our gross margin from wholesale sales to 10% of product cost. There is no contractual cap on our gross margin from direct sales. During the three months ended April 30, 2017 we achieved a gross margin of 10% ($30,000) from wholesale sales, and 29% ($8.070) from direct sales . No product fulfillment costs were incurred in relation to wholesale sales, whereas fulfillment costs were approximately 18.5% ($3,626) of our cost of sales ($19,614) on direct sales.

During the three months ended April 30, 2017 we incurred $81,399 in operating expenditures (2016 - $102,256) and generated a net loss of $4,848 (2016 - $102,256). The decrease in expenses during the three months ended April 30, 2017 resulted from a corresponding decrease in marketing expenditures from the same period in 2016. During the six months ended April 30, 2017 we incurred $172,216 in operating expenditures (2016 - $140,515) and generated a net loss of $94,431 (2016 - $140,515). The increase in operating expenditures during the six months ended April 30, 2017 resulted primarily from an increase in general and administrative expense, and an increase amortization expense, from the same period in 2016.

Our operating expenses during the year ended October 31, 2016 have consisted of general and administrative, marketing and amortization expense.

Operating Expenses

Our expenses for the period from October 6, 2015 (Inception) to October 31, 2015, and for the year ended October 31, 2016, are outlined in the following table:

	Year Ended October 31, 2016	Period from October 6, 2015 (Inception) to October 31, 2015

General and administrative expenses	$40,686	$2,572
Marketing	$249,488	$-
Amortization	$83,333	$-

Our general and administrative expenses from continuing operations for the year ended October 31, 2016, were $40,686. Our general and administrative expenses include professional fees (legal and accounting), communications expenses, travel expenses, administrative expenses, and salaries to management. During the year ended October 31, 2016 we also incurred $249,488 in marketing expense and amortization expense of $83,333.

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During the year ended October 31, 2016, we incurred $249,488 in marketing expenses and $83,333 in amortization expense. Our marketing expenses consist of advertising, consulting fees, development of new domestic and international product sourcing channels and relationships.

We did not have operations during the period from October 6, 2015 (Inception) to October 31, 2015 and incurred $2.572 in general and administrative expenses related to the incorporation of our Company. We did not incur any marketing or amortization expense during that period.

Our expenses for the Three and Six Months ended April 30, 2017 and 2016 are outlined in the following table:

	Three Months ended April 30, 2017 (unaudited)	Three Months ended April 30, 2016 (unaudited)	Six Months ended April 30, 2017 (unaudited)	Six Months ended April 30, 2016 (unaudited)

General and administrative expenses	$16,042	$15,649	$43,128	$16,530
Marketing	$40,358	$61,607	$79,090	$79,541
Amortization	$24,999	$25,000	$49,998	$44,444

 Our general and administrative expenses from continuing operations for the three months and six months ended April 30, 2017, were $16,042 (2016 - $15,649) and $43,128 (2016 – $16,350), respectively. Our general and administrative expenses include professional fees (legal and accounting), communications expenses, travel expenses, administrative expenses, and salaries to management.

We also incurred marketing expense of $40, 358 (2016 - $61,607) and amortization expense of $24,999 (2016 - $25,000) during the three months ended April 30l 2017 During the six months ended April 30, 2017 we incurred marketing expenses of $79,090 (2016 – 79, 541) and amortization expense of $49,998 (2016 – 44,444). Our marketing expenses consist of advertising, consulting fees, development of new domestic and international product sourcing channels and relationships.

Liquidity and Capital Resources

Our financial position as April 30, 2017, October 31, 2016 and October 31, 2015 was as follows:

Working Capital	April 30, 2017 (unaudited)	October 31, 2016	October 31, 2015

Current Assets	$423,387	$308,729	$176,244
Current Liabilities	$267,418	$195,827	$2,556
Working Capital	$155,969	$112,902	$173,688

The below table sets out our cash flows for the period from October 6, 2015 (Inception) through October 31, 2015, and for the year ended October 31, 2016.

Cash Flows	Year Ended October 31, 2016	Period from October 6, 2015 (Inception) to October 31, 2015

Net cash provided by (used in) Operating Activities	$(145,150)	$(16)
Net cash provided by (used in) Investing Activities	$(330,000)	$(170,000)
Net cash provided by Financing Activities	$626,679	$176,260
Increase in Cash During the Period	$151.529	$6,244
Cash at end of the period	$157,773	$6,244

The below table sets out our cash flows for the six months ended April 30, 2016 and April 30, 2017, respectively.

Cash Flows	Six Months Ended April 30, 2017 (unaudited)	Six Months Ended April 30, 2016 (unaudited)

Net cash provided by (used in) Operating Activities	$(275,489)	$(66,601)
Net cash provided by (used in) Investing Activities	$(27,500)	$(50,000)
Net cash provided by Financing Activities	$148,316	$445,959
Increase (decrease) in Cash During the Period	$(154,673)	$99,358
Cash at end of the period	$3,100	$105,602

As at April 30, 2017 we had current assets of $423,387, current liabilities of $267,418, and working capital of $155,969. As of October 31, 2016, we had current assets of $308,729, current liabilities of $195,827, and resulting working capital of $112,902. This compares to our current assets of $176,244, current liabilities of $2,556, and resulting working capital of $173,688 during the period from October 6, 2015 (Inception) to October 31, 2015.

We recorded deferred revenue in the amount of $119,853, representing approximately 61% of our total liabilities as of October 31, 2016. Deferred revenues consist of proceeds received from customers for future delivery of product. We consider these proceeds as revenue (at the gross amount invoiced to our customers) when they are realized or realizable and earned. The Company considers revenue realized or realizable and earned when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, price is fixed and determinable, and collectability is reasonably assured. During the six months ended April 30, 2017 we recorded additional deferred revenue of $36,387 and had cumulative deferred revenue of $156,240 at the end of that period. We expect to record the deferred amounts as revenue during the third quarter of fiscal 2017.

During the period from October 6, 2015 (Inception) to October 31, 2015, we raised net cash of $176,260 through our financing activities which amount consisted entirely of proceeds from the issuance of our common stock. During the year ended October 31, 2016, we raised net cash of $626,679 through our financing activities which amount consisted of $ 616,250 in proceeds from the issuance of our common stock and $10,429 advanced from a shareholder.

During the six months ended April 30, 2017, we raised net cash of $148,316 through our financing activities which amounts consisted of $87,500 in proceeds from the issuance of our common stock and $71,237 in proceeds from the our revolving loan facility with Best Uni Peak Services Inc. In comparison, during the six months ended April 30, 2016, we raised net cash of $445,959 through our financing activities which amounts consisted of $438,750 in proceeds from the issuance of our common stock and $7,209 advanced from shareholder.

Our current balance of cash will not meet our working capital and capital expenditure needs for the whole of the current year. Because we are not currently generating sufficient cash to fund our operations, we will need to rely on external financing to meet future capital and operating requirements. Any projections of future cash needs and cash flows are subject to substantial uncertainty. Our capital requirements depend upon several factors, including the rate of market acceptance, our ability to get to production and generate revenues, our level of expenditures for production, marketing, and sales, purchases of equipment, and other factors. We can make no assurance that financing will be available in amounts or on terms acceptable to us, if at all. Further, if we issue equity securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences, or privileges senior to those of existing holders of common stock, and debt financing, if available, may involve restrictive covenants that could restrict our operations or finances. If we cannot raise funds, when needed, on acceptable terms, we may not be able to continue our operations, grow market share, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements, all of which could negatively impact our business, operating results, and financial condition.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

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Going Concern

We incurred a net loss of $360,369 during the year ended October 31, 2016, and $2,572 during the period from October 6, 2015 (inception) to October 31, 2015. During the six months ended April 30, 2017 we incurred an additional net loss of $94,431. We have commenced limited operations, raising substantial doubt about our ability to continue as a going concern. We will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance that we will be successful in accomplishing our objectives. In the event we are unable to secure additional capital, based upon our current cash position of $3,478 as at May 15, 2017, we estimate we will be able to continue to sustain nominal operations for a period of 12 months from the date of this prospectus.

Our ability to continue as a going concern is dependent on additional sources of capital and the success of our plan. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Going Concern

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not generated any revenue since commencement of the development stage, has an accumulated deficit, and has had no positive cash flows from operations. It is the Company’s intention to raise additional equity to finance development of a market for its products until positive cash flows can be generated from its operations. However, there can be no assurance that such additional funds will be available to the Company when required or on terms acceptable to the Company. Such limitations could have a material adverse effect on the Company’s business, financial condition or operations, and these financial statements do not include any adjustment that could result. Failure to obtain sufficient additional funding would necessitate the Company to reduce or limit its operating activities or even discontinue operations.

Cash

Cash equivalents with maturity dates less than 90 days from the date of origination are considered to be cash equivalents for all financial reporting purposes. The Company currently has no cash equivalents.

Functional Currency

The financial statements are presented in United States dollars, which is the Company’s functional currency.

Fair Value Measurements

Fair value is defined as the exchange price that will be received for an asset or paid to transfer a liability (an exit price) in the principal. Valuation techniques used to measure fair value should maximize the use of observable inputs and minimize the use of unobservable inputs. To measure fair value, the Company uses the following fair value hierarchy based on three levels of inputs, of which the first two are considered to be observable and the third unobservable:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs are supported by little or no market activity and are significant to the fair value of the assets or liabilities.

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Revenue Recognition

The Company acquires full ownership of all products under its Exclusive Global Distribution Agreement directly from the technology holder and in turn re-sells the products through by wholesale through sub-distributors and also directly to end users via e-commerce. The Company has determined that it is the primary obligator as it i) is responsible for fulfillment; ii) assumes full inventory risk; iii) has no right of return of unsold product; iv) has the sole right to establish selling prices; v) has physical loss inventory risk and vi) has credit risk. The Company recognizes revenue, at the gross amount invoiced, when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, price is fixed and determinable, and collectability is reasonably assured.

During the six months ended April 30, 2017 $300,000 or 91.6% of the Company’s revenue was concentrated in the hands of one major customer.

Inventory

Inventory consisting of Sayber X units is stated at the lower of costs (first in, first out method) or net realizable value.

Advertising Expenses

Advertising costs are expensed as incurred. During the six months ended April 30, 2017 and 2016 the Company incurred advertising costs of $nil and $nil, respectively. Advertising costs are expensed as incurred. During the year ended October 31, 2016 and the period from inception, October 6, 2015, to October 31, 2015 the Company incurred advertising costs of $9,946 and $nil, respectively.

Income Taxes

Deferred income tax assets and liabilities are determined based on temporary differences between financial reporting and tax bases of assets and liabilities, operating loss, and tax credit carryforwards, and are measured using the enacted income tax rates and laws that will be in effect when the differences are expected to be recovered or settled. Realization of certain deferred income tax assets is dependent upon generating sufficient taxable income in the appropriate jurisdiction. The Company records a valuation allowance to reduce deferred income tax assets to amounts that are more likely than not to be realized. The initial recording and any subsequent changes to valuation allowances are based on a number of factors (positive and negative evidence). The Company considers its actual historical results to have a stronger weight than other, more subjective, indicators when considering whether to establish or reduce a valuation allowance.

The Company continually evaluates its uncertain income tax positions and may record a liability for any unrecognized tax benefits resulting from uncertain income tax positions taken or expected to be taken in an income tax return. Estimated interest and penalties are recorded as a component of interest expense and other expense, respectively.

Because tax laws are complex and subject to different interpretations, significant judgment is required. As a result, the Company makes certain estimates and assumptions in: (1) calculating its income tax expense, deferred tax assets, and deferred tax liabilities; (2) determining any valuation allowance recorded against deferred tax assets; and (3) evaluating the amount of unrecognized tax benefits, as well as the interest and penalties related to such uncertain tax positions. The Company’s estimates and assumptions may differ significantly from tax benefits ultimately realized.

Intangible Assets

Intangible assets include distribution rights and are amortized on a straight-line basis over the estimated useful lives of four years from the effective commencement date. The Company periodically evaluates whether changes have occurred that would require revision of the remaining estimated useful life. The Company performs periodic reviews of its capitalized intangible assets to determine if the assets have continuing value to the Company.

Deferred Revenue

The Company records proceeds received from customers for future delivery of product as Deferred Revenue. Revenue is recognized in accordance with the Company’s policy of revenue recognition. The balance of Deferred Revenue at October 31, 2016 includes $19,853 from the Company’s pre-sales program and an initial payment of $100,000 received from a sub-distributor being partial payment towards its purchase order submitted to the Company for 4,000 units.

Impairment of Other Long-Lived Assets

The Company evaluates the recoverability of its property and equipment and other long-lived assets whenever events or changes in circumstances indicate impairment may have occurred. An impairment loss is recognized when the net book value of such assets exceeds the estimated future undiscounted cash flows attributed to the assets or the business to which the assets relate. Impairment losses, if any, are measured as the amount by which the carrying value exceeds the fair value of the assets. During both the year October 31, 2016 the period from inception, October 6, 2015, to October 31, 2015, the Company identified no impairment losses related to the Company’s long-lived assets. During the six month periods ended April 30, 2017 and 2016, the Company identified no impairment losses related to the Company’s long-lived assets.

Net Loss per Share

Basic net loss per share is calculated by dividing the net loss attributable to common shareholders by the weighted average number of common shares outstanding in the period. Diluted loss per share takes into consideration common shares outstanding (computed under basic loss per share) and potentially dilutive securities. For the year ended October 31, 2016 and for the six months ended April 30, 2017, there are no outstanding stock options and warrants. Common shares issuable are considered outstanding as of the original approval date for purposes of earnings per share computations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the fiscal year. The Company bases its estimates on historical experience, current conditions and on other assumptions that it believes to be reasonable under the circumstances. Actual results could differ from those estimates and assumptions.

Financial Instruments

The Company has the following financial instruments: cash, accounts receivable, loan receivable, accounts payable, deferred revenue and loan payable. The carrying value of these financial instruments approximates their fair value due to their liquidity or their short-term nature.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had any changes in or disagreements with our independent public accountants during the last two fiscal years.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed

Nicholas Galan	President, CEO, CFO & Sole Director	46	Oct. 6, 2015

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director and executive officer, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Nicholas Galan, President, Chief Executive and Financial Officer and Director

From May 2006 to September 2014 Mr. Galan served as the Co-Founder and CEO of Ace Technologies Inc., located in Manila, Philippines. Alongside with the Board of Directors, Mr. Galan spearheaded the successful development and operation of one of Asia's leading regulated poker brands. Concurrent with his tenure at Ace Technologies above, Mr. Galan also served during the same period as Co-Founder and CEO of Ace Wireless Networks Inc., where he was responsible for the creation, management and operation of the largest Internet Service Provider on Boracay Island, Philippines. Mr. Galan is a 1996 graduate of Simon Fraser University in British Columbia, Canada, with a BA in Communications.

Mr. Galan was appointed as our director due to his extensive expertise with, and knowledge of, the business development strategies and processes required to launch and manage a successful start-up enterprise, with particular emphasis on that which will primarily utilizes internet on-line platforms in the satisfaction of advertising, marketing and sales initiatives.

Involvement in Certain Legal Proceedings

To the best of our knowledge, our director and executive officer has not, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Other Directorships

Our director does not hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee’s qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual’s experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The Board may request additional information from each candidate prior to reaching a determination, and it is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Our director is not obligated to commit her full time and attention to our business and, accordingly, she may encounter a conflict of interest in allocating his time between our operations and those of other businesses. In the course of her other business activities, she may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which she owes a fiduciary duty. As a result, she may have conflicts of interest in determining to which entity a particular business opportunity should be presented. She may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

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We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Audit Committee

We do not have an audit committee.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

EXECUTIVE COMPENSATION

General

The particulars of the compensation paid to the following persons:

•	our principal executive officer;

•

each of our two most highly compensated executive officers who were serving as executive officers at up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the whom we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year.

Summary Compensation Table (1)

Name and Principal Position	Year –2016	Salary (S)	Total ($)

Nicholas Galan, President, CEO, CFO	Nil	Nil	Nil

_______________________

(1)

We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

Options Grants During the Last Fiscal Year / Stock Option Plans

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or director during the last fiscal year; accordingly, no stock options have been granted or exercised by any of the officers or directors during our last fiscal year.

Aggregated Options Exercises in Last Fiscal Year

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director during our last fiscal year; accordingly, no stock options have been granted or exercised by any of the officers or directors since during our last fiscal year.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

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Compensation of Directors

The members of the Board of Directors are not compensated by our company for acting as such. Directors are reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment contracts or other contracts or arrangements with our officers or directors other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by our company, with respect to the officers, directors, employees or consultants of our company that would result from the resignation, retirement or any other termination of such directors, officers, employees or consultants. There are no arrangements for directors, officers or employees that would result from a change-in- control.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 31, 2016 and January 5, 2017, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class%(1)

Directors and Executive Officers as a Group(1)
Nicholas Galan	40,250,100	(2)	81,33%
All 5%+ Shareholders as a Group	40,250,100

_______________________

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. On March 16, 2017, there were 49,487,600 shares of our company’s common stock issued and outstanding.

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

During the period from October On October 6, 2015 (Date of Inception) through October 31, 2015, we issued 40,250,000 shares of our common stock to our sole director and officer, Nicholas Galan, in the following transactions:

•	On October 6, 2015, we issued 100 shares of common stock at $0.10 per share for proceeds of $10.

•	October 6, 2015, we issued 6,250,000 shares of common stock at $0.001 per share for proceeds of $6,250.

•	October 31, 2015, we issued 34,000,000 shares of common stock at $0.005for proceeds of $170,000.

During the year ended October 31, 2016 our sole officer and director Nicholas Galan advanced $10,429 to the Company. The amount is unsecured, non-interest bearing and payable on demand. The balance owing as at April 30, 2017 of $8 is included in amounts due to shareholders.

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Director Independence

We currently act with one director. We have determined that we do not have a director that would qualify as an “independent director” as defined by Nasdaq Marketplace Rule 4200(a) (15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors’ acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors. Additionally, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered in this Prospectus are as follows:

Commission filing fee	$347.70
Legal fees and expenses	25,000
Accounting fees and expenses	15,000
Blue Sky Fees/Expenses	1,000
Miscellaneous	8,652.30
Total	$50,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS -- DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

RECENT SALES OF UNREGISTERED SECURITIES

During the period from October 6, 2015 to June 29, 2017 we made the following issuances of unregistered securities:

•	On October 6, 2015, the Company issued 100 shares of common stock for proceeds of $10;

•	On October 6, 2015, the Company 6,250,000 shares of common stock for proceeds of $6,250;

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•	On October 31, 2015, the Company issued 34,000,000 shares of common stock for proceeds of $170,000;

•	On December 4, 2015, the Company issued 2,000,000 shares of common stock for proceeds of $100,000;

•	On December 24, 2015, the Company issued 1,675,000 shares of common stock for proceeds of $83,750;

•	On January 5, 2016, the Company issued 1,500,000 shares of common stock for proceeds of $75,000;

•	On March 15, 2016, the Company issued 600,000 shares of common stock for proceeds of $30,000;

•	On April 6, 2016, the Company issued 1,000,000 shares of common stock for proceeds of $50,000;

•	On April 29, 2016, the Company issued 1,000,000 shares of common stock for proceeds of $100,000;

•	On May 24, 2016, the Company issued 250,000 shares of common stock for proceeds of $25,000;

•	On July 5, 2016, the Company issued 375,000 shares of common stock for proceeds of $37,500;

•	On August 4, 2016, the Company issued 175,000 shares of common stock for proceeds of $17,500; and

•	On September 2, 2016, the Company issued 487,500 shares of common stock for proceeds of $97,500.

•	On January 25, 2017, the Company issued 175,000 shares of common stock for proceeds of $87,500.

We relied upon Regulation S and/or Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended for the issuances of the above listed securities. The investors were business acquaintances, family members, or friends of, or personally known to, our officers and directors. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Act of 1933, as amended. The issuances noted above were not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

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Exhibits

Exhibit Number	Exhibit Description

3.1*	Articles of Incorporation and Bylaws

4.1*	Instrument Defining the Right of Holders – Form of Share Certificate

5.1	Legal Opinion of W.L. Macdonald Law Corporation

10.1*	Exclusive Global Rights Agreement dated December 7, 2015with Interactive Holdings Limited (including Amendment Agreement dated July 27, 2016)

10.2*	Interest Bearing Loan Agreement dated December 7, 2015 with Interactive Holdings Limited

10.3*	Consulting Agreement dated December 7, 2015 with Andy Smith

10.4*	Consulting Agreement dated December 7, 2015 with James Proctor

10.5*	Consulting Agreement with Panasia Consulting Corp. dated October 1, 2017

10.6*	Interest Bearing Loan Agreement with Best Uni Peak Services Inc. dated November 1, 2016

10.7*	Exclusive Distribution Agreement with Vibe 9 Ventures Ltd. dated August 30, 2016

10.8**	Consulting Agreement with Throb LLC dated February 8, 2016

23.1	Consent of W.L. Macdonald Law Corporation (incorporated in Exhibit 5.1)

23.2	Consent of Green and Company, CPAs

99.1**	Form of Subscription Agreement

________

* Incorporated by reference to our Registration Statement on Form S-1 filed on January 17, 2017

** Incorporated by reference to our Registration Statement on Form S-1/A filed on March 16, 2017

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UNDERTAKINGS

The registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

iv. Any other communication that is an offer in the offering made by the registrant to the purchaser.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 29 , 2017 at the City of Taguig, Philippines.

XPLOSION INCORPORATION

By:	/s/ Nicholas Galan
Nicolas Galan
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Nicholas Galan	President, Chief Executive Officer,	June 29 , 2017
Nicholas Galan	Chief Financial Officer, Principal Accounting Officer, Treasurer and Director

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